
                                                                    EXHIBIT 10.4

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                                CREDIT AGREEMENT

                                      among

                          OUTDOOR COMMUNICATIONS, INC.,

                                 OCI (N) CORP.,

                                 OCI (S) CORP.,

                          VARIOUS LENDING INSTITUTIONS,

                                       and

                            THE CHASE MANHATTAN BANK,

                             AS ADMINISTRATIVE AGENT

                        --------------------------------

                         Dated as of August [___], 1997

                        --------------------------------

                                  $150,000,000

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                               TABLE OF CONTENTS
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
SECTION 1.  Amount and Terms of Credit...............................................................  1
         1.01  Commitments...........................................................................  1
         1.02  Minimum Borrowing Amounts, etc........................................................  2
         1.03  Notice of Borrowing...................................................................  2
         1.04  Disbursement of Funds.................................................................  3
         1.05  Notes.................................................................................  3
         1.06  Conversions...........................................................................  4
         1.07  Pro Rata Borrowings...................................................................  5
         1.08  Interest..............................................................................  5
         1.09  Interest Periods......................................................................  6
         1.10  Increased Costs, Illegality, etc......................................................  8
         1.11  Compensation.......................................................................... 10
         1.12  Change of Lending Office.............................................................. 10
         1.13  B Term Loan Commitments............................................................... 11

SECTION 2.  Letters of Credit........................................................................ 11
         2.01  Letters of Credit..................................................................... 11
         2.02  Letter of Credit Requests............................................................. 13
         2.03  Letter of Credit Participations....................................................... 13
         2.04  Agreement to Repay Letter of Credit Drawings.......................................... 16
         2.05  Increased Costs....................................................................... 17
         2.06  Minimum Stated Amount................................................................. 18

SECTION 3.  Fees; Commitments........................................................................ 18
         3.01  Fees.................................................................................. 18
         3.02  Voluntary Reduction of Commitments.................................................... 19
         3.03  Mandatory Reduction of Commitments.................................................... 20

SECTION 4.  Payments................................................................................. 21
         4.01  Voluntary Prepayments................................................................. 21
         4.02  Mandatory Prepayments................................................................. 22
         4.03  Method and Place of Payment........................................................... 24
         4.04  Net Payments.......................................................................... 25

SECTION 5.  Conditions Precedent..................................................................... 26
         5.01  Conditions Precedent to Loans on the Initial Borrowing Date........................... 26
         (a)   Execution of Agreement; Notes......................................................... 27


                                      (i)
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
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
         (b)      Officer's Certificate.............................................................. 27
         (c)      Opinion of Counsel................................................................. 27
         (d)      Corporate Proceedings.............................................................. 27
         (e)      Plans; Collective Bargaining Agreements; Shareholders' Agreements; Management
                  Agreements; Employment Agreements.................................................. 28
         (f)      Senior Subordinated Debt........................................................... 29
         (g)      Conversion of Subordinated Notes.  ................................................ 29
         (h)      Refinancing........................................................................ 29
         (i)      Adverse Change, etc................................................................ 30
         (j)      Approvals.......................................................................... 30
         (k)      Litigation......................................................................... 30
         (l)      Solvency Certificate; Insurance.................................................... 31
         (m)      Projections; Balance Sheet; Financial Statements; Total Leverage Ratio Certificate. 31
         (n)      Payment of Fees.................................................................... 31
         (o)      Security Documents................................................................. 31
         5.02  Conditions Precedent to All Credit Events............................................. 32
         (a)      No Default; Representations and Warranties......................................... 32
         (b)      Notice of Borrowing; Letter of Credit Request...................................... 32

SECTION 6.  Representations, Warranties and Agreements............................................... 33
         6.01  Corporate Status...................................................................... 33
         6.02  Corporate Power and Authority......................................................... 33
         6.03  No Violation.......................................................................... 34
         6.04  Litigation............................................................................ 34
         6.05  Use of Proceeds; Margin Regulations................................................... 34
         6.06  Governmental Approvals................................................................ 34
         6.07  Investment Company Act................................................................ 35
         6.08  Public Utility Holding Company Act.................................................... 35
         6.09  True and Complete Disclosure.......................................................... 35
         6.10  Financial Condition; Financial Statements............................................. 35
         6.11  Representations and Warranties in Transaction Documents............................... 37
         6.12  Consummation of Transaction........................................................... 37
         6.13  Tax Returns and Payments.............................................................. 37
         6.14  Compliance with ERISA................................................................. 37
         6.15  Ownership; Subsidiaries............................................................... 38
         6.16  Intellectual Property................................................................. 38
         6.17  Compliance with Statutes, etc......................................................... 38
         6.18  Environmental Matters................................................................. 39
         6.19  Labor Relations....................................................................... 39
         6.20  Senior Subordinated Notes............................................................. 39

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                                     (ii)


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         6.21  Special Purpose Entity................................................................ 40
         6.22  Security Interests.................................................................... 40
         6.23  Real Properties....................................................................... 40
         6.24  Insurance............................................................................. 40

SECTION 7.  Affirmative Covenants.................................................................... 40
         7.01  Information Covenants................................................................. 40
         7.02  Books, Records and Inspections........................................................ 43
         7.03  Insurance............................................................................. 43
         7.04  Payment of Taxes...................................................................... 44
         7.05  Corporate Franchises.................................................................. 44
         7.06  Compliance with Statutes, etc......................................................... 44
         7.07  Compliance with Environmental Laws.................................................... 44
         7.08  ERISA................................................................................. 45
         7.09  Good Repair........................................................................... 46
         7.10  End of Fiscal Years; Fiscal Quarters.................................................. 46
         7.11  Use of Proceeds....................................................................... 46
         7.12  UCC Searches.......................................................................... 46
         7.13  Additional Security; Further Assurances............................................... 47

SECTION 8.  Negative Covenants....................................................................... 48
         8.01  Changes in Business................................................................... 48
         8.02  Consolidation, Merger, Sale or Purchase of Assets, etc................................ 48
         8.03  Liens................................................................................. 52
         8.04  Indebtedness.......................................................................... 54
         8.05  Designated Senior Debt................................................................ 56
         8.06  Advances, Investments and Loans....................................................... 56
         8.07  Distributions, etc.................................................................... 57
         8.08  Transactions with Affiliates.......................................................... 58
         8.09  Maximum Total Leverage Ratio.......................................................... 58
         8.10  Maximum Senior Leverage Ratio......................................................... 58
         8.11  Interest Coverage Ratio............................................................... 58
         8.12  Fixed Charge Ratio.................................................................... 59
         8.13  Issuance of Stock..................................................................... 59
         8.14  Limitation on Voluntary Payments and Modifications of Certain Agreements, etc......... 59
         8.15  Limitation on the Creation of Subsidiaries............................................ 60
         8.16  Limitations on Restrictions Affecting Subsidiaries.................................... 60

SECTION 9.  Events of Default........................................................................ 60
         9.01  Payments.............................................................................. 60

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                                     (iii)

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
         9.02  Representations, etc.................................................................. 60
         9.03  Covenants............................................................................. 61
         9.04  Default Under Other Agreements........................................................ 61
         9.05  Bankruptcy, etc....................................................................... 61
         9.06  ERISA................................................................................. 62
         9.07  Guaranties............................................................................ 62
         9.08  Judgments............................................................................. 62
         9.09  Ownership............................................................................. 62
         9.10  Security Documents.................................................................... 62

SECTION 10.  Definitions............................................................................. 63

SECTION 11.  The Administrative Agent................................................................ 85
         11.01  Appointment.......................................................................... 86
         11.02  Delegation of Duties................................................................. 86
         11.03  Exculpatory Provisions............................................................... 87
         11.04  Reliance by Administrative Agent..................................................... 87
         11.05  Notice of Default.................................................................... 88
         11.06  Non-Reliance on Administrative Agent and Other Banks................................. 88
         11.07  Indemnification...................................................................... 89
         11.08  Administrative Agent and Collateral Agent in their Individual Capacities............. 89
         11.09  Holders.............................................................................. 90
         11.10  Resignation of the Administrative Agent; Successor Administrative Agent.............. 90

SECTION 12.  Miscellaneous........................................................................... 90
         12.01  Payment of Expenses, etc............................................................. 90
         12.02  Right of Setoff...................................................................... 91
         12.03  Notices.............................................................................. 92
         12.04  Benefit of Agreement................................................................. 92
         12.05  No Waiver; Remedies Cumulative....................................................... 94
         12.06  Payments Pro Rata.................................................................... 94
         12.07  Calculations; Computations........................................................... 95
         12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE..................................... 95
         12.09  Counterparts......................................................................... 96
         12.10  Effectiveness........................................................................ 96
         12.11  Headings Descriptive................................................................. 97
         12.12  Amendment or Waiver.................................................................. 97
         12.13  Survival............................................................................. 98

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                                     (iv)
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         12.14  Domicile of Loans.................................................................... 98
         12.15  WAIVER OF JURY TRIAL................................................................. 98
         12.16  Credit Agreement..................................................................... 98

SECTION 13.  Guaranty................................................................................ 98
         13.01  The Guaranty......................................................................... 98
         13.02  Bankruptcy........................................................................... 99
         13.03  Nature of Liability.................................................................. 99
         13.04  Independent Obligation...............................................................100
         13.05  Authorization........................................................................100
         13.06  Reliance.............................................................................101
         13.07  Subordination........................................................................101
         13.08  Waiver...............................................................................102


ANNEX I         Banks and Commitments
ANNEX II        Bank Addresses
ANNEX III       Existing Letters of Credit
ANNEX IV        Projections
ANNEX V         Real Property
ANNEX VI        Insurance

EXHIBIT A-1     -- Form of Notice of Borrowing
EXHIBIT A-2     -- Form of Letter of Credit Request
EXHIBIT B-1     -- Form of B Term Note
EXHIBIT B-2     -- Form of Revolving Note
EXHIBIT C       -- Form of B Term Assumption Agreement
EXHIBIT D       -- Form of Opinion of Goodwin, Procter & Hoar
EXHIBIT E       -- Form of Officer's Certificate
EXHIBIT F       -- Form of Solvency Certificate
EXHIBIT G       -- Form of Pledge Agreement
EXHIBIT H       -- Form of Security Agreement
EXHIBIT I       -- Form of Subsidiary Guaranty
EXHIBIT J       -- Form of Assumption Agreement
EXHIBIT K       -- Form of Intercompany Note
EXHIBIT L       -- Form of Bank Assignment and Assumption Agreement

                                      (v)

                  CREDIT AGREEMENT, dated as of August [__], 1997, among OUTDOOR COMMUNICATIONS, INC. (f/k/a OCI Holdings Corp.), a Delaware corporation ("Holdings"), OCI (N) CORP. (f/k/a OCI Corp. of Michigan), a Delaware corporation ("OCIN"), OCI (S) CORP. (f/k/a Outdoor Communications, Inc.), a Mississippi corporation ("OCIS"), the lenders listed from time to time on Annex I (each a "Bank" and, collectively, the "Banks") and THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available the credit facilities provided for herein;


                  NOW, THEREFORE, IT IS AGREED:


                  SECTION 1.  Amount and Terms of Credit.
                              --------------------------

                  1.01 Commitments. (a) Subject to and upon the terms and
                       -----------
conditions herein set forth, each Bank with a B Term Loan Commitment severally agrees to make to either Borrower loans under the B Term Loan Facility (each a "B Term Loan" and, collectively, the "B Term Loans"), which (i) shall be made pursuant to up to two drawings at any time on and after the Initial B Term Assumption Date and on or prior to June 30, 1999, (ii) except as hereinafter provided, may, at the option of the respective Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all B Term Loans made as part of the same Borrowing shall, unless
--------
otherwise specifically provided herein, consist of B Term Loans of the same Type, and (iii) shall not exceed for any Bank at the time of incurrence thereof that aggregate principal amount which equals the B Term Loan Commitment, if any, of such Bank at such time. Once repaid, B Term Loans borrowed hereunder may not be reborrowed (except as provided in Section 1.13). B Term Loans may be incurred by either Borrower, but each Borrower shall be jointly and severally obligated in respect of all B Term Loans regardless of which Borrower incurs such B Term Loans.

                  (b) Subject to and upon the terms and conditions herein set forth, each Bank with a Revolving Loan Commitment severally agrees to make to either Borrower loans under the Revolving Loan Facility (each a "Revolving Loan" and, collectively, the

"Revolving Loans"), which (i) shall be made at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Maturity Date, (ii) except as hereinafter provided, may, at the option of the respective
                                 --------
Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and (y) unless the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than one Borrowing of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 30th day after the Initial Borrowing Date (which Borrowing of Eurodollar Loans may only have an Interest Period of one month),
(iii) may be repaid and reborrowed in accordance with the provisions hereof and
(iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with all Letter of Credit Outstandings at such time, equals the Revolving Loan Commitment of such Bank at such time. Revolving Loans may be incurred by either Borrower, but each Borrower shall be jointly and severally obligated in respect of all Revolving Loans regardless of which Borrower incurs such Revolving Loans.

                  1.02 Minimum Borrowing Amounts, etc. The aggregate principal
                       ------------------------------
amount of each Borrowing under a Facility shall not be less than the Minimum Borrowing Amount for such Facility. More than one Borrowing may be incurred on any day; provided, that at no time shall there be outstanding more than eight
         --------
Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) Whenever a Borrower desires to
                       -------------------
incur Loans under any Facility, it shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as provided in Section 1.10(b), be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify (i) the Facility pursuant to which such Borrowing is to be made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of such Borrowing (which shall be a Business Day) and
(iv) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof, if any, and of the other matters covered by the Notice of Borrowing.

                  (b) Without in any way limiting the obligation of the Borrowers to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may prior to receipt of written confirmation act without liability upon the basis of such tele phonic notice, believed by the Administrative Agent in good faith to be from an authorized officer of a Borrower. In such case, each Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

                  1.04 Disbursement of Funds. (a) No later than 1:00 P.M. (New
                       ---------------------
York time) on the date specified in each Notice of Borrowing, each Bank with a Commitment under the respective Facility will make available its pro rata
                                                                 --- ----
portion of each Borrowing requested to be made on such date in the manner provided below in this Section 1.04(a). All amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the appropriate Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the appropriate Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to a Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify such Borrower, and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Bank or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by such Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the Loans.

                  (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which any Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  1.05 Notes. (a) Each Borrower's obligation to pay the
                       -----
principal of, and interest on, all the Loans made to it by each Bank shall be evidenced (i) if B Term Loans, by a promissory note, substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "B Term Note" and, collectively, the "B Term

Notes"), (ii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes").

                  (b) The B Term Note issued to each Bank with a B Term Loan Commitment shall (i) be executed by each Borrower, (ii) be payable to the order of such Bank and be dated the latest B Term Assumption Date with respect to such Bank, (iii) be in a stated principal amount equal to the sum of the B Term Loan Commitment and B Term Loans made by such Bank on the latest B Term Assumption Date with respect to such Bank (after giving effect to the making of any B Term Loans and any reductions of B Term Loan Commitments on such date) and be payable in the principal amount of the B Term Loans evidenced thereby, (iv) mature on the B Term Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The Revolving Notes issued to each Bank with a Revolving Loan Commitment shall (i) be executed by each Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans incurred by such Borrower and evidenced thereby, (iv) mature on the Revolving Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment and reduction as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrowers' obligations in respect of such Loans.

                  1.06 Conversions. Each Borrower shall have the option to
                       -----------
convert, on any Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans owing by such Borrower pursuant to a single Facility into a Borrowing or Borrowings pursuant to such Facility of another Type of Loan; provided, that (i) except as otherwise provided in Section
                      --------
1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the

Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 30th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if all such conversions are effective on a single date on or before the sixth Business Day after the Initial Borrowing Date and each such Interest Period shall be one month) and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in
Section 1.02. Each such conversion shall be effected by a Borrower by giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting its Loans.

                  1.07 Pro Rata Borrowings. All Borrowings of Loans under this
                       -------------------
Agreement shall be made by the Banks pro rata on the basis of their B Term Loan
                                     --- ----
Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

                  1.08 Interest. (a) The unpaid principal amount of each Base
                       --------
Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

                  (c) Upon the occurrence and during the continuance of a Default of the type described in Section 9.01 or any Event of Default, all principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Base Rate Margin; provided, that principal in
                                                    --------
respect of Eurodollar Loans shall bear interest until the end of the Interest Period applicable to such Eurodollar Loans at a per annum rate equal to 2% in excess of the rate of interest applicable to such Eurodollar Loans during such Interest Period, provided further that if any such Eurodollar Loan has been converted to
        -------- -------
a Base Rate Loan, then from and after such date the interest rate shall be as otherwise set forth in this clause (c) without giving effect to the preceding proviso.

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, in arrears on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

                  (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the respective Borrower and the Banks thereof.

                  1.09 Interest Periods. (a) At the time a Borrower gives a
                       ----------------
Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period or, to the extent available to all Banks with Loans under the respective Facility, a nine or twelve month period. Notwithstanding anything to the contrary contained above:

                      (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                     (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest

         Period, such Interest Period shall end on the last Business Day of such calendar month;

                    (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period
                                       --------
         would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                     (iv) no Interest Period for any Borrowing of Loans under any Facility may be elected if it would extend beyond the Maturity Date for such Facility;

                      (v) no Interest Period with respect to any Borrowing of B Term Loans shall extend beyond any date upon which a mandatory prepayment is required to be made under Section 4.02(A)(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such B Term Loans maintained as Eurodollar Loans which have Interest Periods expiring after such date of mandatory prepayment would exceed the aggregate principal amount of such B Term Loans permitted to be outstanding after such mandatory prepayment date;

                     (vi) no Interest Period with respect to any Borrowing of Revolving Loans shall extend beyond any date upon which a reduction of the Total Revolving Loan Commitment is to occur under Section 3.03(c) if, after giving effect to the election of such Interest Period, the aggregate principal amount of Revolving Loans maintained as Eurodollar Loans which have Interest Periods expiring after such date of scheduled reduction to the Total Revolving Loan Commitment would exceed the Total Revolving Loan Commitment after giving effect to such reduction;

                    (vii) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence;

                   (viii) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period; and

                     (ix) unless the Syndication Date has occurred, prior to the 30th day following the Initial Borrowing Date Interest Periods in excess of one month shall not be permitted and such one month Interest Periods shall be subject to the applicable provisions of Sections 1.01 and 1.06.

                  (b) If upon the expiration of any Interest Period, the respective Borrower has failed to, or is not permitted to, elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, such Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that
                       --------------------------------
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                      (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                     (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of income taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guide line, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

                    (iii) at any time since the Effective Date, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall on such date give notice (by telephone promptly confirmed in writing) to the Borrowers and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by a Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by such Borrower,
(y) in the case of clause (ii) above, each Borrower agrees to pay to such Bank, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrowers by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, each Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. On determining such additional amounts pursuant to clause (y) of the immediately preceding sentence, each Bank will act reasonably and in good faith.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the respective Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the respective Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided, that if more
                                                       --------
than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Bank shall have determined that after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or assets as a consequence of its Commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrowers jointly and severally agree to pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrowers, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrowers' obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

                  1.11 Compensation. Each Borrower shall compensate each Bank,
                       ------------
upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans to such Borrower) which such Bank may sustain:

                  (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 1.10(a));

                  (ii) if any repayment or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto;

                  (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by such Borrower; or

                  (iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

                  1.12 Change of Lending Office. Each Bank agrees that, upon the
                       ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is
                                             --------
made on such terms that, in the sole judgment of such Bank, such

Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrowers or the right of any Bank provided in Section 1.10, 2.05 or 4.04.

                  1.13 B Term Loan Commitments. At any time and from time to
                       -----------------------
time after the Initial Borrowing Date and prior to June 30, 1999, the Borrowers may request one or more Banks or other lending institutions to assume a B Term Loan Commitment and to make B Term Loans to a Borrower as provided in Section
                                                          --------
1.01(a) and, in the sole discretion of each such Bank or other institution, any such Bank or other institution may agree to so commit; provided that (i) no Default or Event of Default then exists, (ii) the increase in the B Term Loan Commitment pursuant to any such request shall be in integral multiples of $20,000,000 and (iii) after giving effect to each such increase, the aggregate amount by which the Total B Term Loan Commitment shall have been increased as a result of all such requests shall not exceed $40,000,000. The Borrowers and each such Bank or other lending institution (each an "Assuming Bank") which agrees to commit to make B Term Loans shall execute and deliver to the Administrative Agent a B Term Assumption Agreement substantially in the form of Exhibit C (with the increase in, or in the case of a new Assuming Bank, assumption of, such Bank's B Term Loan Commitment to be effective upon delivery of such B Term Assumption Agreement to the Administrative Agent). The Administrative Agent shall promptly notify each Bank as to the occurrence of the Initial B Term Assumption Date and as to each Additional B Term Assumption Date occurring thereafter. On each B Term Assumption Date, (x) Annex I shall be deemed modified to reflect the revised B Term Loan Commitments of such Banks, and (y) the Borrowers shall pay to each such Assuming Bank such up front fee (if any) as may have been agreed between the Borrowers and such Assuming Bank. Notwithstanding anything to the contrary contained in this Agreement, in connection with any Borrowing of any portion of the Total B Term Loan Commitment, the Borrowers shall, in coordination with the Administrative Agent and the Banks with outstanding B Term Loans, repay all outstanding B Term Loans and reborrow such B Term Loans so that all Banks participate in each Borrowing of B Term Loans pro
                                                                           ---
rata on the basis of the sum of their outstanding B Term Loans (after giving
----
effect to any Borrowings thereof on such date). It is hereby agreed that any breakage costs of the type described in Section 1.11 incurred by the Banks in connection with the repayment and reborrowing of B Term Loans contemplated by this Section 1.13 shall be for the joint and several account of the Borrowers; provided that the Banks with B Term Loans and B Loan Commitments shall attempt
--------
(but shall not be obligated) to minimize any such breakage costs.

                  SECTION 2.  Letters of Credit.
                              -----------------

                  2.01  Letters of Credit. (a) Subject to and upon the terms and
                        -----------------
conditions set forth herein, either Borrower may request the Issuing Bank at any time and from time to time on or after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Maturity Date, to issue, and subject to the terms and conditions set forth herein, the Issuing Bank shall issue, (x) for the account of such Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of such Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and (y) for the account of such Borrower and for the benefit of sellers of goods to such Borrower or any of its Subsidiaries, an irrevocable documentary letter of credit in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank (each such documentary letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of such Borrower or any such Subsidiary. Each Letter of Credit shall be denominated in U.S. dollars. Annex III contains a description of all letters of credit issued by the Issuing Bank pursuant to the Existing Credit Agreement and which remain outstanding on the Initial Borrowing Date. Each such letter of credit, including any extension thereof (each an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement and shall be deemed issued for purposes of Sections 2.03(a), 3.01(b) and 3.01(c) on the Initial Borrowing Date.

                  (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to all Letter of Credit Outstandings at such time, would exceed the sum of (1) $10,000,000 plus, (2) so long as the New South Holdings Notes are outstanding, the aggregate principal amount of such outstanding New South Holdings Notes, (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to the sum of (I) all Letter of Credit Outstandings at such time and (II) the aggregate outstanding principal amount of all Revolving Loans at such time, would exceed the Total Revolving Loan Commitment then in effect, (iii) each Standby Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months (but not beyond the third Business Day prior to the Revolving Maturity Date) on terms acceptable to the Issuing Bank) and (y) the third Business Day prior to the Revolving Maturity Date and (iv) each Trade Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 180 days after the date of issuance thereof and (y) the date which occurs 30 days prior to the Revolving Maturity Date.

                  (c) Notwithstanding the foregoing, the Issuing Bank shall not be under any obligation to issue any Letter of Credit if any of the applicable conditions contained in Section 5 shall not be met at the time of such issuance or if at the time of such issuance:

                      (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursable loss, cost or expense which was not applicable, in effect or known to the Issuing Bank as of such date and which the Issuing Bank in good faith deems material to it; or

                     (ii) the Issuing Bank shall have received notice from the Required Banks of the type described in Section 2.02(b).

                  2.02 Letter of Credit Requests. (a) Whenever a Borrower
                       -------------------------
desires that a Letter of Credit be issued for its account such Borrower shall have executed and delivered to the Issuing Bank (with copies having been sent to the Administrative Agent) at least five Business Days prior to the issuance thereof (or such shorter period of time as is acceptable to the Issuing Bank), a Letter of Credit Request in the form of Exhibit A-2 (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the respective Borrower that (i) such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(b) and (ii) all of the applicable conditions set forth in Section 5 shall be met at the time of such issuance. The Issuing Bank shall not issue any Letter of Credit after it has received written notice from either Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as the Issuing Bank shall have received written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks. Upon its issuance of any Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent and each Bank of such issuance and deliver a copy thereof to the Administrative Agent.

                  2.03 Letter of Credit Participations. (a) Immediately upon the
                       -------------------------------
issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold to each other RL Bank (each such other RL Bank, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation (each a "Participation"), to the extent of such Participant's RL Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the Participants as provided in
Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees). Upon any change in the Revolving Loan Commitments of the Banks pursuant to Section 12.04 or otherwise, it is hereby agreed that, with respect to all outstanding Letters of Credit, and Unpaid Drawings, there shall be an automatic adjustment to the Participations pursuant to this Section 2.03 to reflect the new RL Percentages of the assignor and assignee Bank.

                  (b) In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation relative to the Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability.

                  (c) In the event that the Issuing Bank makes any payment under any Letter of Credit and the appropriate Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.04(a), the Issuing Bank shall promptly notify the Administrative Agent and after receipt of such notice, the Administrative Agent will notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank, the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the account of the Issuing Bank such Participant's RL Percentage of the amount of such payment on such Business Day in U.S. dollars and in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Administrative Agent for the account of the Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the overnight Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the Issuing Bank its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Issuing Bank its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other

Participant to make available to the Administrative Agent, such other Participant's RL Percentage of any such payment.

                  (d) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Issuing Bank any payments from the Participants pursuant to clause (c) above, the Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its RL Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's RL Percentage of the principal amount of such reimbursement and of interest reimbursed thereon accruing from and after the date of the purchase of the respective Participations.

                  (e) As between each Borrower and the Issuing Bank, such Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of Letters of Credit issued for the account of such Borrower. Further, and not in limitation of the foregoing, absent gross negligence or willful misconduct on its part, the Issuing Bank shall not be responsible for the following:

                    (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged;

                   (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) errors, omissions, interruptions or delays in the transmission or delivery of any messages by mail, cable, telegraph, telecopier, telex or otherwise, whether or not they be in cipher;

                   (iv)  errors in interpretation of technical terms;

                    (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof;

                   (vi) the misapplication by the beneficiary of any such Letter of Credit or the proceeds of any drawing of any such Letter of Credit; and

                  (vii) any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any acts of governments.

                  (f) The obligations of the Participants to make payments to the Administrative Agent for the account of the Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or any other defense or any other qualification or exception whatsoever (except as otherwise provided in the final sentence of Section 2.03(b)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                    (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                   (ii) the existence of any claim, set-off, defense or other right which any Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between a Borrower or a Subsidiary thereof and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                    (v)  the occurrence of any Default or Event of Default.

                  2.04 Agreement to Repay Letter of Credit Drawings. (a) Each
                       --------------------------------------------
Borrower hereby agrees to reimburse the Issuing Bank, by making payment to the Administrative Agent for the account of the Issuing Bank, in U.S. dollars and in immediately available funds at the appropriate Payment Office of the Administrative Agent, for any payment or disbursement made by the Issuing Bank under any Letter of Credit issued for the account of such Borrower (each such amount, an "Unpaid Drawing") on the date of such payment or disbursement, with interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 2:00 P.M. (New York time) on the date of such payment, from and including the date paid to but excluding the date reimbursement is made, at a rate per annum which shall be the Applicable Base Rate Margin (plus 2% if not reimbursed by 2:00 P.M. (New York time) on the second Business Day following receipt by such Borrower of notice of any such payment or disbursement) plus the Base Rate in effect from time to time, such interest to be payable on demand. The Issuing Bank shall notify the respective Borrower and the Administrative Agent of its paying any drawing under a Letter of Credit created hereunder as soon as practical after such payment, provided, that the failure to give any
                                      --------
such notice shall in no way affect, impair or diminish such Borrower's obligations hereunder.

                  (b) Each Borrower's obligation under this Section 2.04 to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower may have or have had against any Participant, the Issuing Bank, the Administrative Agent, any Bank or any other Person, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that no Borrower shall be obligated to reimburse
         --------  -------
the Issuing Bank for any wrongful payment made by the Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.

                  2.05 Increased Costs. If the Issuing Bank or any Participant
                       ---------------
determines that after the Effective Date the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Issuing Bank or such Participant's participation therein, or (ii) impose on the Issuing Bank or any Participant any other conditions affecting this Agreement, any Letter of Credit, or such Participant's participation therein, and the result of any of the foregoing is to increase the cost to the Issuing Bank or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Issuing Bank or any Participant hereunder with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Bank or such Participant pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon demand to the Borrowers by the Issuing Bank or such Participant (a copy of which notice shall be sent by the Issuing Bank or such Participant to the Administrative Agent), the Borrowers jointly and severally agree to pay to the Issuing Bank or such Participant, as the case may be, such additional amount or amounts as will compensate the Issuing Bank or such Participant, as the case may be, for such increased cost or reduction. In determining such additional amounts, the Issuing Bank and each Participant will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that the Issuing Bank's or
                                          --------
such Participant's, as the case may be, determination of compensation owing under this Section 2.05 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. The Issuing Bank or any Participant, upon determining that any additional amounts are payable to it pursuant to this
Section 2.05, will give prompt written notice thereof, setting forth the basis of the calculation of such amounts, although the failure to give any such notice shall not release or diminish the Borrowers' obligations to pay additional amounts pursuant to this Section 2.05 upon receipt of such certificate. The certificate submitted to the Borrowers by the Issuing Bank or such Participant, as the case may be (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Administrative Agent), shall set forth the basis for the determination of such additional amount or amounts necessary to compensate the Issuing Bank or such Participant as provided above in this
Section 2.05.

                  2.06  Minimum Stated Amount. The initial Stated Amount of each
                        ---------------------
Letter of Credit shall be not less than $100,000 or such lesser amount as is acceptable to the Issuing Bank.

                  SECTION 3.  Fees; Commitments.
                              -----------------

                  3.01 Fees. (a) The Borrowers jointly and severally agree to
                       ----
pay to the Administrative Agent for distribution to each Bank a commitment fee (the "Commitment Fee") for the period from the Effective Date to but not including the date on which the Total Commitment has been terminated, computed at the rate of 0.375% per annum on the daily average Aggregate Unutilized Commitment of such Bank. Accrued Commitment Fees shall be due and payable in arrears on the Effective Date and, thereafter, quarterly in arrears on the last Business Day of each March, June, September and December, and on the date upon which the Total Commitment is terminated.

                  (b) Each Borrower agrees to pay to the Administrative Agent for distribution to each RL Bank (based on such RL Bank's RL Percentage) a fee in respect of each Letter of Credit issued for the account of such Borrower hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit (it being understood, however, that if such Letter of Credit is drawn on in full or canceled by the beneficiary thereof prior to the time at which such Letter of Credit expires in accordance with its terms, the calculation of such fee shall not include the date of such drawing or cancellation), computed at a rate per annum equal to the Applicable Eurodollar Margin as in effect from time to time on the daily average Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (c) Each Borrower agrees to pay to the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by it for the account of such Borrower hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit (it being understood, however, that if such Letter of Credit is drawn on in full or canceled by the beneficiary thereof prior to the time at which such Letter of Credit expires in accordance with its terms, the calculation of such fee shall not include the date of such drawing or cancellation), computed at a rate equal to 0.250% per annum of the daily average Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (d) Each Borrower agrees to pay to the Issuing Bank, upon each drawing under, issuance of, or amendment to, any Letter of Credit issued by it to such Borrower, such amount as shall at the time of such event be the administrative charge which the Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

                  (e) The Borrowers shall pay to the Administrative Agent, for its own account, such fees as may be agreed to from time to time between the Borrowers and the Administrative Agent, when and as due.

                  (f)  All computations of Fees shall be made in accordance with
Section 12.07(b).

                  3.02 Voluntary Reduction of Commitments. Upon at least three
                       -----------------------------------
Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrowers shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment and/or the Total B Term Loan Commitment, provided, that (x) any such termination or partial
                        --------
reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment or the Total B Term Loan Commitment, as the case may be, of each Bank with a Revolving Loan Commitment or B Term Loan Commitment, as the case may be, (y) any partial reduction to the Total Revolving Loan Commitment or the Total B Term Loan Commitment, as the case may be, pursuant to this Section 3.02 shall be in the amount of at least $1,000,000 and (z) each reduction to the Total Revolving Loan

Commitment or the Total B Term Loan Commitment, as the case the case may be, pursuant to this Section 3.02 shall reduce the then remaining Scheduled RLC Reductions or Scheduled B Repayments, as the case may be, in direct order.

                  3.03 Mandatory Reduction of Commitments. (a) The Total
                       ----------------------------------
Commitment (and the B Term Loan Commitment and the Revolving Loan Commitment of each Bank) shall terminate on the Commitment Expiration Date unless the Initial Borrowing Date has occurred on or before such date.

                  (b) The Total B Term Loan Commitment (and the B Term Loan Commitment of each Bank with such a Commitment) shall terminate (x) on each date on which B Term Loans are incurred in an amount equal to the aggregate principal amount of B Term Loans so incurred and (y) in its entirety on the earlier of (i) June 30, 1999 (after giving effect to the making of any B Term Loans on such date) and (ii) the date on which any Change of Ownership Event occurs.

                  (c) Subject to Sections 3.02 and 3.03(d), the Total Revolving Loan Commitment shall be permanently reduced on each date set forth below (provided that if any date set forth below is not a Business Day then the permanent reduction shall occur on the first Business Day immediately succeeding such date set forth below) (each a "Scheduled RLC Reduction Date"), in the amount set forth below opposite such date (each such reduction, as such reduction may have been reduced pursuant to Sections 3.02 and/or 3.03(d), a "Scheduled RLC Reduction"):


                  Scheduled RLC
                  Reduction Date                        Amount
                  --------------                        ------
                  June 30, 1999                      $ 5,500,000
                  June 30, 2000                      $11,000,000
                  June 30, 2001                      $11,000,000
                  June 30, 2002                      $16,500,000
                  June 30, 2003                      $16,500,000
                  June 30, 2004                      $22,000,000
                  Revolving Maturity Date            $27,500,000


                  (d) The Total B Term Loan Commitment and the Total Revolving Loan Commitment shall be reduced on the dates and in the amounts specified in
Section 4.02(B)(a). Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03(d) shall reduce each of the remaining Scheduled RLC Reductions on a pro rata basis (based upon the then remaining amount of each
                    --- ----
such Scheduled RLC Reduction).

                  (e) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RL Bank) shall terminate on the earlier of (i) the date on which any Change of Ownership Event occurs and (ii) the Revolving Maturity Date.

                  (f) Each reduction of the Total Revolving Loan Commitment and/or Total B Term Loan Commitment pursuant to this Section 3.03 shall apply proportionately to the Revolving Loan Commitment and/or B Term Loan Commitment, as applicable, of each Bank with Commitments under the applicable Facility.

                  SECTION 4.  Payments.
                              --------

                  4.01 Voluntary Prepayments. Each Borrower shall have the right
                       ---------------------
to prepay the Loans incurred by it, in each case in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions:

                    (i) such Borrower shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are B Term Loans or Revolving Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by such Borrower prior to 12:00 Noon (New York time) at least one Business Day prior to the date of such prepayment, which notice shall promptly be transmitted by the Administrative Agent to each of the Banks;

                   (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $250,000 and, if greater, in an integral multiple of $100,000; provided, that no partial prepayment of
                                        --------
         Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

                  (iii) Eurodollar Loans may only be prepaid pursuant to this
         Section 4.01 on the last day of an Interest Period applicable thereto;

                   (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and
                                      --- ----

                    (v) each prepayment of B Term Loans pursuant to this Section
         4.01 shall reduce the then remaining Scheduled B Repayments on a pro
                                                                          ---
         rata basis (based upon the then remaining principal amount of each such
         ----
         Scheduled B Repayment).

                  4.02  Mandatory Prepayments.
                        ---------------------

                  (A)  Requirements:
                       ------------

                  (a) If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings on such date, exceeds the Total Revolving Loan Commitment as then in effect, the Borrowers jointly and severally agree to repay on such date the principal of Revolving Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrowers jointly and severally agree to pay to the Administrative Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrowers hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations).

                  (b) On each date set forth below, the Borrowers shall, on a joint and several basis, be required to repay the principal amount of B Term Loans (each such repayment, as the same may be reduced as provided in Sections
4.01 and 4.02(B)(a), a "Scheduled B Repayment" and each such date, a "Scheduled B Repayment Date"), in an amount equal to the product of (x) the sum of all outstanding B Term Loans as of June 30, 1999 (after giving effect to all Borrowings of B Term Loans on such date) multiplied by (y) the percentage set forth below opposite such date:

                   Scheduled B
                   Repayment Date            Percentage
                   --------------            ----------

                              [To Be Determined]

                  (c) On the date of receipt thereof by Holdings and/or any of its Subsidiaries of the Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied in accordance with Section 4.02(B)(a), provided that with respect to no more than $1,000,000 in the aggregate of such Net Cash Proceeds in any fiscal year of Holdings, such Net Cash Proceeds shall not be required to be so applied on such date to the extent that no Default or Event of Default then exists and Holdings delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used to purchase replacement assets within 180 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such Net Cash Proceeds not so applied pursuant to this Section 4.02(A)(c) are not so used within such 180 day period, such remaining portion shall be applied on the last day of such period as provided above in this Section 4.02(A)(c).

                  (d) On the date of receipt thereof by Holdings and/or any of its Subsidiaries of any Recovery Event Proceeds from any Recovery Event, an amount equal to 100% of the Net Recovery Event Proceeds from such Recovery Event shall be applied in accordance with Section 4.02(B)(a), provided that so long as no Default or Event of Default then exists, such Recovery Event Proceeds shall not be required to be so applied on such date to the extent that (i) such Recovery Event Proceeds do not exceed $1,000,000 and (ii) Holdings delivers a certificate to the Administrative Agent on or prior to such date stating that such Recovery Event Proceeds shall be used to replace or restore any properties or assets in respect of which such Recovery Event Proceeds were paid within 180 days following the date of such Recovery Event (which certificate shall set forth the estimates of the Recovery Event Proceeds to be so expended), and provided further, that (i) if the amount of such Recovery Event Proceeds exceeds
-------- -------
$1,000,000, then the entire amount and not just the portion in excess of $1,000,000 shall be applied as provided above in this Section 4.02(A)(d) without regard to the preceding proviso and (ii) if all or any portion of such Recovery Event Proceeds not so applied pursuant to this Section 4.02(A)(c) as permitted by the first proviso of this Section 4.02(A)(d) are not so reinvested within such 180 day period, such remaining portion shall be applied on the last day of such period as provided above in this Section 4.02(A)(d).

                  (e) On the date of the receipt thereof by Holdings and/or any of its Subsidiaries of the proceeds of any incurrence of Indebtedness after the Effective Date by Holdings and/or any of its Subsidiaries (other than Indebtedness permitted by Section 8.04 as such Section is in effect on the Effective Date), an amount equal to 50% of the Net Debt Issuance Proceeds of such incurrence shall be applied in accordance with Section 4.02(B)(a).

                  (f) On the date of any Change of Ownership Event, the outstanding principal amount of all Loans shall be due and payable in full.

                  (g) Notwithstanding anything to the contrary contained in this Agreement, the outstanding principal amount of (x) all B Term Loans shall be due and payable in full on the B Term Maturity Date and (y) all Revolving Loans shall be due and payable in full on the Revolving Maturity Date.

                  (B) Application:
                      -----------

                  (a) Amounts required to be applied pursuant to Sections 4.02(A)(c), (d) and (e) shall be applied as follows: (i) the B Term Percentage of such amounts shall be applied to repay B Term Loans (or, if no such B Term Loans are outstanding or if B Term Loans have been repaid in full, to reduce the Total B Term Loan Commitment), and (ii) the Revolving Loan Percentage of such amounts shall be applied to reduce the Total Revolving Loan Commitment; provided
                                                                        --------
that (x) if the B Term Percentage of any such amounts exceeds the sum of the outstanding B Term Loans and the Total B Term Loan Commitment, such excess shall be applied to reduce the Total Revolving Loan Commitment and (y) if the Revolving Loan Percentage of any such amount exceeds the Total Revolving Loan Commitment, such excess shall be applied to prepay the B Term Loans (or, if no B Term Loans are outstanding or if B Term Loans have been repaid in full, to reduce the Total B Term Loan Commitment). All mandatory repayments of B Term Loans pursuant to this Section 4.02(B)(a) shall be applied to reduce the then remaining Scheduled B Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled B Repayment).

                  (b) With respect to each prepayment of Loans required by this
Section 4.02, the respective Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) under the affected Facility pursuant to which made; provided, that (i) Eurodollar Loans made pursuant to a specific
               --------
Facility may be designated for prepayment pursuant to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans made pursuant to such Facility with Interest Periods ending on such date of required prepayment and all Base Rate Loans made pursuant to such Facility have been paid in full; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Eurodollar Loans, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the
           --- ----
respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

                  4.03 Method and Place of Payment. Except as otherwise
                       ---------------------------
specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                  4.04 Net Payments. (a) All payments made by each Borrower
                       ------------
hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income (or any franchise tax based on net income) of a Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the respective Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the respective Borrower shall also reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or of any political subdivision or taxing authority of any such jurisdiction and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of Taxes paid to or on behalf of such Bank pursuant to this or the preceding sentence. Each Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Each Borrower will indemnify and hold harmless the Administrative Agent and each Bank, and reimburse the Administrative Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Bank.

                  (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes agrees (i) to provide to the Borrower on or prior to the Effective Date two original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, under any Note and under any other Credit Document and (ii) that, to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04 hereof (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (including, without limitation, any assignee or transferee), from time to time, upon the reasonable request by either Borrower or the Administrative Agent after the Effective Date, such Bank will provide to each Borrower and the Administrative Agent two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Bank's entitlement to a complete exemption from, or reduction in, United States withholding tax with respect to payments to be made under this Agreement, under any Note and under any other Credit Document. Notwithstanding anything to the contrary contained in Section 4.04(a), each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation under Section 4.04(a) to pay the respective Bank such taxes or any additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to such Borrower such forms required to be provided to such Borrower by a Bank pursuant to the first sentence of this Section 4.04(b); provided, that if any such Borrower shall so deduct or withhold any such taxes, it shall provide a statement to the Administrative Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assisting such Bank in obtaining any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax. Notwithstanding anything to the contrary contained in the preceding sentence, the Borrowers agree to indemnify each Bank in the manner set forth in
Section 4.04(a) in respect of any amounts deducted or withheld by it as described in the previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                  SECTION 5.  Conditions Precedent.
                              --------------------

                  5.01 Conditions Precedent to Loans on the Initial Borrowing
                       ------------------------------------------------------
Date. The obligation of each Bank to make Loans to the Borrowers hereunder, and
----
the obligation of the Issuing Bank to issue Letters of Credit hereunder, in each case on the Initial Borrowing Date, is subject, at the time of such Credit Event, to the satisfaction of the following conditions:

                  (a)  Execution of Agreement; Notes. On or prior to the Initial
                       -----------------------------
Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Revolving Notes, if any, executed by the respective Borrower, and in the amount, maturity and as otherwise provided herein.

                  (b)  Officer's Certificate. On the Initial Borrowing Date, the
                       ---------------------
Administrative Agent shall have received a certificate from each Borrower dated such date signed by an appropriate officer of each Borrower stating that all of the applicable conditions set forth in Sections 5.01(f), 5.01(g), 5.01(h), 5.01(i), 5.01(j), (k) and 5.02(a) exist as of such date.

                  (c)  Opinion of Counsel. On the Initial Borrowing Date, the
                       ------------------
Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from Goodwin, Procter & Hoar, counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit D and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

                  (d)  Corporate Proceedings. (i) On the Initial Borrowing Date,
                       ---------------------
the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice chairman, the president, any vice-president or chief financial officer of such Credit Party, in the form of Exhibit E with appropriate insertions and deletions, together with copies of the certificate of incorporation and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such certificate of incorporation and by-laws) shall be satisfactory to the Administrative Agent.

                  (ii) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates or corporate proceedings and governmental approvals, if any, which the Administrative Agent may have requested in connection therewith, such documents and papers, where appropriate, to be certified by corporate or governmental authorities.

                  (iii) On the Initial Borrowing Date, the ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Holdings or its Subsidiaries) of Holdings and its Subsidiaries, shall be in form and substance satisfactory to Administrative Agent.

                  (e)  Plans; Collective Bargaining Agreements; Shareholders'
                       ------------------------------------------------------
Agreements; Management Agreements; Employment Agreements. On or prior to the
--------------------------------------------------------
Initial Borrowing Date, there shall have been delivered to the Banks copies, certified as true and correct by an appropriate officer of Holdings, of:

                   (i) any Plans, and for each Plan (x) that is a "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) the most recently completed actuarial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B, "Actuarial Information" to the IRS Form 5500 (Annual Report) most recently filed with the Internal Revenue Service and (y) that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), each of the documents referred to in clause (x) either in the possession of Holdings or any of its Subsidiaries or any ERISA Affiliate or reasonably available thereto from the sponsor or trustees of such Plan;

                  (ii) any collective bargaining agreements or any other similar agreement or arrangements covering the employees of Holdings or any of its Subsidiaries (collectively , the "Collective Bargaining Agreements");

                 (iii) all agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock, and any agreements entered into by shareholders relating to any such entity with respect to their capital stock (collectively, the "Shareholders' Agreements");

                  (iv) any agreement with members of, or with respect to, the management of Holdings or any of its Subsidiaries (collectively, the "Management Agreements"); and

                   (v) any employment agreements entered into by Holdings or any of its Subsidiaries which, in the reasonable judgment of Holdings, are material to the business of Holdings or any of its Subsidiaries (collectively, the "Employment Agreements");

all of which Plans, Collective Bargaining Agreements, Shareholders' Agreements, Management Agreements and Employment Agreements shall be in form and substance satisfactory to the Administrative Agent, provided, however, that only those
                                          --------  -------
Plans, Collective Bargaining Agreements, Shareholders' Agreements, Management Agreements and Employment Agreements which were not in existence on the Existing Credit Agreement Effective Date or, if in existence on the Existing Credit Agreement Effective Date have been modified since such date, shall be required to be delivered pursuant to this Section 5.01(e).

                 (f)  Senior Subordinated Debt. On or prior to the Initial
                      ------------------------
Borrowing Date, (i) Holdings shall have received gross cash proceeds of $100,000,000 from the issuance of the Senior Subordinated Notes and (ii) the Administrative Agent shall have received copies of the Senior Subordinated Note Documents certified as true and complete by an authorized officer of Holdings, and all the terms and conditions of such Senior Subordinated Note Documents (including, without limitation, interest rates, maturities, amortization schedules, covenants, redemption provisions, defaults, subordination provisions and remedies with respect thereto) shall be in form and substance satisfactory to the Administrative Agent; it being understood and agreed that such Senior Subordinated Notes shall be unsecured. Prior to or concurrently with the initial Borrowing of Loans on the Initial Borrowing Date, Holdings shall utilize all proceeds received by it as described in the preceding sentence to effect the Transaction, including the payment of fees and expenses relating thereto.

                 (g)  Conversion of Subordinated Notes. On or prior to the
                      --------------------------------
Initial Borrowing Date, (i) Holdings shall have converted all of the Subordinated Notes into preferred stock of Holdings (the "Conversion Preferred Stock") with an aggregate liquidation preference not to exceed $25,000,000 on the Initial Borrowing Date and (ii) the Administrative Agent and the Banks shall have received copies of the Subordinated Note Conversion Documents certified as true and complete by an authorized officer of Holdings, and all the terms and conditions of such Subordinated Note Conversion Documents (including, without limitation, dividend rates, limitations on cash dividends payable, maturities, covenants, redemption provisions and voting rights of the Conversion Preferred Stock) shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

                 (h) Refinancing. (i) On or prior to the Initial Borrowing Date
                     -----------
and prior to or concurrently with the incurrence of the Loans on such date, the Refinancing shall have been consummated in accordance with the terms of the Refinancing Documents and all applicable laws, and each of the conditions precedent to the consummation of the Refinancing shall have been satisfied and not waived, except with the consent of the Administrative Agent and the Required Banks, to the satisfaction of the Administrative Agent, and the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this clause (h)(i) have been satisfied at such time.

                  (ii) On or prior to the Initial Borrowing Date and prior to or concurrently with the incurrence of the Loans on such date, the creditors in respect of the Indebtedness to be repaid pursuant to the Refinancing shall have terminated and released any and all security interests in and liens on the capital stock of, and assets owned by, Holdings and its Subsidiaries, and shall have released Holdings and each of its Subsidiaries from any guarantees entered in connection with any such Indebtedness, and the Administrative Agent shall have received all such releases as may have been reasonably requested by the Administrative Agent, which releases shall be in form and substance satisfactory to the Administrative Agent.

                  (iii) On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of all Refinancing Documents, and all of the terms and conditions of such Refinancing Documents shall be in form and substance satisfactory to the Administrative Agent.

                  (iv) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, neither Holdings nor any of its Subsidiaries shall have any Indebtedness or preferred stock outstanding except for (i) the Loans, (ii) the Senior Subordinated Notes, (iii) the New South Holdings Notes and (iv) Conversion Preferred Stock.

                 (i)  Adverse Change, etc. From June 30, 1996 to the Initial
                      -------------------
Borrowing Date, nothing shall have occurred (and neither the Banks nor the Administrative Agent shall have become aware of any facts or conditions not previously known) which the Banks or the Administrative Agent shall determine
(a) has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to them, or (b) has, or could reasonably be expected to have, a Material Adverse Effect.

                 (j)  Approvals. (x) On the Initial Borrowing Date, all
                      ---------
necessary material governmental (domestic and foreign) and third party approvals in connection with the Transaction shall have been obtained and remain in effect and evidence thereof shall have been provided to the Administrative Agent, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Administrative Agent, materially adverse conditions upon the consummation of the Transaction or the transactions contemplated by the Transaction Documents.

                 (y) On the Initial Borrowing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of the Loans hereunder or the consummation of the Transactions or the transactions contemplated by the Transaction Documents.

                 (k)  Litigation. On the Initial Borrowing Date, there shall be
                      ----------
no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby (including the Transaction) or (b) which the Administrative Agent shall determine could (i) have a Material Adverse Effect or (ii) have a material adverse effect on the rights or remedies of the Banks hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks hereunder or under any other Credit Document.

                 (l)  Solvency Certificate; Insurance.  On the Initial Borrowing
                      -------------------------------
Date, Holdings shall cause to be delivered to the Administrative Agent:

                    (i) a certificate, in the form of Exhibit F, from the chief financial officer of Holdings expressing opinions of value and other appropriate factual information regarding the solvency of Holdings and each Borrower on a stand-alone basis and of Holdings and its Subsidiaries taken as a whole and each Borrower and its Subsidiaries taken as a whole; and

                   (ii) evidence (including, without limitation, certificates with respect to each insurance policy listed in Annex VI) of insurance complying with the requirements of Section 7.03 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance satisfactory to the Administrative Agent.

                 (m)  Projections; Balance Sheet; Financial Statements; Total
                      -------------------------------------------------------
Leverage Ratio Certificate. On the Initial Borrowing Date, Holdings shall have
--------------------------
delivered, or shall have caused to be delivered, to the Administrative Agent,
(i) projected financial statements for Holdings and its Subsidiaries, in each case for the period from the Initial Borrowing Date to and including the Final Maturity Date (as set forth on Annex IV, the "Projections"), (ii) a pro forma
                                                                    --- -----
consolidated balance sheet of Holdings and its Subsidiaries, in each case after giving effect to the Transaction and the related financing thereof, (iii) the financial statements referred to in Section 6.10(b) and (iv) a certificate from the chief financial officer of Holdings certifying that the Total Leverage Ratio for the Test Period ending on June 30, 1997, on a pro forma basis after giving
                                                  --- -----
effect to the Transaction, does not exceed 6.25:1.00; which Projections, pro
                                                                         ---
forma balance sheet, financial statements and officer's certificate shall be
-----
satisfactory in form and substance to the Administrative Agent.

                 (n)  Payment of Fees. On the Initial Borrowing Date, all costs,
                      ---------------
fees and expenses, and all other compensation contemplated by this Agreement, due to the Administrative Agent or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

                 (o)  Security Documents. (a) On the Initial Borrowing Date,
                      ------------------
each Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit G (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged

Securities referred to therein, endorsed in blank or accompanied by executed and undated stock powers, and the Pledge Agreement shall be in full force and effect.

                  (b) On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Security Agreement substantially in the form of Exhibit H (as modified, supplemented or amended from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

                    (i) executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

                   (ii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

                  (iii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

                  5.02 Conditions Precedent to All Credit Events. The obligation
                       -----------------------------------------
of each Bank to make any Loans and the obligation of the Issuing Bank to issue Letters of Credit (including, without limitation, Loans made and Letters of Credit issued on the Initial Borrowing Date) is subject, at the time of each such Credit Event, to the satisfaction of the following conditions at such time:

                  (a)  No Default; Representations and Warranties. At the time
                       ------------------------------------------
of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  (b)  Notice of Borrowing; Letter of Credit Request. (i) Prior
                       ---------------------------------------------
to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 with respect to such incurrence of Loans.

                  (ii) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Issuing Bank shall have received a Letter of Credit Request satisfying the requirements of Section 2.02(a) with respect to such Letter of Credit.

                  The occurrence of the Initial Borrowing Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Borrower to each of the Banks that all of the applicable conditions specified in Section 5.01 (with respect to the Initial Borrowing Date only) and Section 5.02 exist as of such date. All of the certificates, legal opinions and other documents and papers referred to Section
5.01 and this Section 5.02, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent.

                  SECTION 6. Representations, Warranties and Agreements. In
                             ------------------------------------------
order to in duce the Banks to enter into this Agreement and to make the Loans provided for herein and issue and/or participate in the Letters of Credit provided for herein, each Credit Party makes the following representations, warranties and agreements with the Banks, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of each Letter of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of the making of such Loan, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

                  6.01 Corporate Status. Each Credit Party (i) is a duly
                       ----------------
organized and validly existing corporation and is in good standing under the laws of the jurisdiction of its organization, and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would have a Material Adverse Effect.

                  6.02 Corporate Power and Authority. Each Credit Party has the
                       -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of the Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Each Credit Party has duly executed and delivered each Transaction Document to which it is a party and each such Transaction Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms.

                  6.03 No Violation. Neither the execution, delivery or
                       ------------
performance by any Credit Party of the Transaction Documents to which it is a party nor compliance by them with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws of such Credit Party.

                  6.04 Litigation. There are no actions, suits or proceedings
                       ----------
pending or threatened (i) with respect to the Transaction, (ii) that are likely to have a Material Adverse Effect or (iii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its respective obligations to the Banks hereunder or under the other Credit Documents to which it is, or will be, a party.

                  6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of
                       -----------------------------------
all B Term Loans incurred by the Borrowers shall be utilized (i) to finance Permitted Acquisitions and other acquisitions consented to by the Required Banks, (ii) to pay fees and expenses relating thereto or (iii) to refinance Revolving Loans the proceeds of which were used for the purposes specified in immediately preceding clauses (i) or (ii).

                  (b) The proceeds of all Revolving Loans incurred by the Borrowers shall be utilized (i) for the purposes specified in the immediately preceding clause (a)(i) or (ii), (ii) to finance, in part, the Refinancing and to pay certain fees and expenses relating thereto or (iii) for the general corporate and working capital purposes of the Borrowers and their respective Subsidiaries.

                  (c) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

                  6.06 Governmental Approvals. Except for filings required to
                       ----------------------
perfect the security interests granted pursuant to the Security Documents, which filings have been made to the extent that this representation and warranty is made on or after the tenth day following the Initial Borrowing Date, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (a) the execution, delivery and performance of any Credit Document or (b) the legality, validity, binding effect or enforceability of any Credit Document.

                  6.07 Investment Company Act. Neither Holdings nor any of its
                       ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  6.08 Public Utility Holding Company Act. Neither Holdings nor
                       ----------------------------------
any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6.09 True and Complete Disclosure. All factual information
                       ----------------------------
(taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Transaction Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Bank will be, true and accurate in all material respects on the date as of which such infor-mation is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The Projections and the pro forma financial information contained in the materials referred to in the immediately preceding sentence are based on good faith estimates and assumptions believed by Holdings and each Borrower to be reasonable at the time made, it being recognized by the Banks that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results. There is no fact known to any Credit Party which would have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

                  6.10 Financial Condition; Financial Statements. (a) On and as
                       -----------------------------------------
of the Initial Borrowing Date, on a pro forma basis after giving effect to the
                                    --- -----
Transaction and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, and with respect to Holdings, Holdings and its Subsidiaries taken as a whole, each Borrower and each Borrower and its respective Subsidiaries taken as a whole (x) the sum of the assets, at a fair valuation, of Holdings (on a stand-alone basis), Holdings and its respective Subsidiaries (on a consolidated basis) and each Borrower (on a stand-alone basis) will exceed its debts, (y) Holdings (on a stand-alone basis), Holdings and its Subsidiaries (on a consolidated basis) and each Borrower (on a stand-alone basis) has not incurred nor intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) Holdings (on a stand-alone basis), Holdings and its Subsidiaries (on a consolidated basis) and each Borrower (on a stand-alone basis) will have sufficient capital with which to conduct its business. For purposes of this Section 6.10(a), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (b) The consolidated statements of financial condition of Holdings and its Subsidiaries at June 30, 1996 and at March 31, 1997 and the related consolidated statements of income and cash flows and changes in shareholders' equity of Holdings and its Subsidiaries for the fiscal year or nine-month period ended as of said dates, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial position of Holdings and its Subsidiaries at the dates of said statements and the results of operations for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

                  (c) The pro forma (after giving effect to the Transaction and
                          --- -----
the related financing thereof) consolidated balance sheet of Holdings and its Subsidiaries as of the Initial Borrowing Date, a copy of which has heretofore been furnished to each Bank, presents a good faith estimate of the consolidated pro forma financial condition of Holdings and its Subsidiaries (in each case
--- -----
after giving effect to the Transaction) at the date thereof.

                  (d) Nothing has occurred since June 30, 1996 that has had or could reasonably be expected to have a Material Adverse Effect.

                  (e) Except as fully reflected in the financial statements described in Section 6.10(b), there were as of the Initial Borrowing Date (and after giving effect to the occurrence of all Credit Events on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and Holdings does not know of any basis for the assertion against Holdings or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, are or would be reasonably likely to have, a Material Adverse Effect.

                  6.11 Representations and Warranties in Transaction Documents.
                       -------------------------------------------------------
All representations and warranties set forth in the Transaction Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of a date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  6.12 Consummation of Transaction. As of the Initial Borrowing
                       ---------------------------
Date, the Transaction shall have been consummated in accordance with the terms and conditions of the respective Transaction Documents and all applicable laws. All consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Transaction in accordance with the terms and conditions of the Transaction Documents and all applicable laws have been, or prior to the time required, will have been, obtained, given, filed or taken and are or will be in full force and effect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the consummation of the Transaction. As of the Initial Borrowing Date, there does not exist any judgment, order, or injunction prohibiting or imposing material adverse conditions upon the Transaction or the making of Loans or the performance by any Credit Party of their respective obligations under the Transaction Documents.

                  6.13 Tax Returns and Payments. Each Credit Party has (i) filed
                       ------------------------
all federal, state and local income tax returns and all other tax returns required to be filed by it and has paid all taxes and assessments shown to be due on such returns and (ii) paid all federal, state and local income taxes and all other taxes and assessments in each case payable by it which have become due, and except for those contested in good faith and for which adequate reserves have been established in accordance with GAAP. Each Credit Party has paid, or has provided adequate reserves in accordance with GAAP for the payment of, all federal, state and local income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. There is no action, suit, proceeding, investigation, audit or claim pending or, to the best knowledge of any Credit Party, threatened by any governmental or taxing authority regarding any taxes relating to any Credit Party.

                  6.14  Compliance with ERISA.  Each Plan is in substantial
                        ---------------------
compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971, 4975 or 4980 of the Code or expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to either Holdings, its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings, its Subsidiaries and ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Loan, would not exceed $100,000; no lien imposed under the Code or ERISA on the assets of Holdings, any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and any of its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

                  6.15 Ownership; Subsidiaries. On the Effective Date, the
                       -----------------------
Borrowers are the only Subsidiaries of Holdings. Holdings owns directly all of each class of capital stock of each Borrower.

                  6.16 Intellectual Property. Each Credit Party owns or holds a
                       ---------------------
valid license to use all the patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing, free from burdensome restrictions, that are necessary for the operation of the business of each such Credit Party as presently conducted and as proposed to be conducted.

                  6.17 Compliance with Statutes, etc. Each Credit Party is in
                       ------------------------------
compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business, and the ownership of its property (including compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Real Property or the operations of each Credit Party other than those the non-compliance with which would not have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party).

                  6.18 Environmental Matters. (a) There are no pending or
                       ---------------------
threatened Environmental Claims against any Credit Party or any Real Property owned or operated by any Credit Party. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by any Credit Party or on any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against any Credit Party or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by any Credit Party under any applicable Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by any Credit Party where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been released on or from any Real Property owned or operated by any Credit Party where such release has violated or could reasonably be expected to violate any applicable Environmental Law.

                  (c) Notwithstanding anything to the contrary contained in this
Section 6.18, (i) the representations and warranties made in this Section 6.18 with respect to any Real Property that is leased by any Credit Party and on which such Credit Party's only activities is the operation of a billboard shall be to the best knowledge of each Credit Party and (ii) the representations and warranties made in this Section 6.18 shall only be untrue if the effect of any or all failures and noncompliances of the types described above in this Section
6.18 could reasonably be expected to have a Material Adverse Effect.

                  6.19 Labor Relations. No Credit Party is engaged in any unfair
                       ---------------
labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any Collective Bargaining Agreement is so pending against any Credit Party or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or threatened against any Credit Party and (iii) no union representation question existing with respect to the employees of any Credit Party and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

                  6.20 Senior Subordinated Notes. The subordination provisions
                       -------------------------
of the Senior Subordinated Notes are enforceable against Holdings and all Obligations hereunder and under the other Credit Documents are within the definition of "Senior Indebtedness" included in such subordination provisions.

                  6.21 Special Purpose Entity. Holdings was formed for the
                       ----------------------
purpose of acquiring and holding, directly or indirectly, a 100% interest in each of OCIS and OCIN and except in connection with the foregoing (or as otherwise permitted by this Agreement), Holdings has not engaged in any business activities and has no other significant assets or liabilities.

                  6.22 Security Interests. On and after the Initial Borrowing
                       ------------------
Date, each of the Security Documents creates, as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except (x) that the Security Agreement Collateral may be subject to Liens permitted pursuant to Section 8.03 and (y) the Mortgaged Properties may be subject to Permitted Encumbrances relating thereto), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or provided for as contemplated by
Section 5.01(o), on or prior to the Initial Borrowing Date.

                  6.23 Real Properties. All Real Property owned or leased by
                       ---------------
each Credit Party as of the Initial Borrowing Date, and the nature of the interest therein, is correctly set forth in Annex V. Each Credit Party has good and marketable title to, or a validly subsisting leasehold interest in, all properties owned or leased by it, including all Real Property reflected in Annex V or in the financial statements referred to in Section 6.10(b), free and clear of all Liens, other than Liens permitted by Section 8.03.

                  6.24 Insurance. Set forth on Annex VI hereto is a true,
                       ---------
correct and complete summary of all insurance carried by each Credit Party on and as of the Initial Borrowing Date.

                  SECTION 7. Affirmative Covenants. Holdings and the Borrowers
                             ---------------------
hereby covenant and agree that on the Effective Date and thereafter, for so long as this Agreement is in effect and until the Commitments have terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  7.01  Information Covenants.  Holdings will furnish to each
                        ---------------------
Bank:

                  (a) Quarterly Financial Statements. Within 45 days after the
                      ------------------------------
close of each of the first three quarterly accounting periods in each fiscal year of Holdings, the consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such quarterly period and for the elapsed por-tion of the fiscal year ended with the last day of such quarterly period and, in each case setting forth comparative figures for the corresponding quarterly period in the prior fiscal year; all of which shall be in reasonable detail and certified by an authorized officer of Holdings that they fairly present the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments.

                  (b) Annual Financial Statements. Within 120 days after the
                      ---------------------------
close of each fiscal year of Holdings, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year and, commencing with the fiscal year ending on June 30, 1997, setting forth comparative figures for the preceding fiscal year and certified by an authorized officer of Holdings that such statements fairly present the financial condition of Holdings and its Subsidiaries, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and examined by KPMG Peat Marwick or such other independent certified public accountants of recognized national standing as shall be acceptable to the Administrative Agent, whose opinion shall not be qualified as to the scope of audit or as to the status of Holdings and its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof.

                  (c) Budgets, etc. Not more than 30 days after the commencement
                      -------------
of each fiscal year of Holdings, budgets of Holdings and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Section 7.01(a) and (b), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (c) shall be presented.

                  (d) Officer's Certificate. At the time of the delivery of the
                      ---------------------
financial statements provided for in Section 7.01(a) and (b), a certificate of an authorized officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the Total Leverage Ratio together with the calculations required to establish such ratio and the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.09 through and including 8.12, as at the end of such fiscal quarter or year, as the case may be.

                  (e) Notice of Default or Litigation, etc. Promptly, and in any
                      ------------------------------------
event within three Business Days after any officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings or either Borrower proposes to take with respect thereto or (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against Holdings or any of its Subsidiaries which is likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

                  (f) Auditors' Reports. Promptly upon receipt thereof, a copy
                      -----------------
of each report or "management letter" submitted to Holdings or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of Holdings or any of its Subsidiaries.

                  (g) Environmental Matters. Promptly after obtaining knowledge
                      ---------------------
of any of the following, written notice of:

                   (i) Any pending or threatened material Environmental Claim against Holdings or any of its Subsidiaries or any Real Property;

                  (ii) Any condition or occurrence on any Real Property that (x) results in material noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law, or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property;

                 (iii) Any condition or occurrence on any Real Property that could reason ably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or any of its Subsidiaries, as the case may be, of its interest in such Real Property under any Environmental Law; and

                  (iv) The taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or either Borrower's response thereto. In addition, Holdings agrees to provide the Banks with copies of all communications with any government or governmental agency relating to Environmental Laws, all communications with any person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Administrative Agent or the Required Banks.

                  (h) ERISA. At the request of any Bank, Holdings will deliver
                      -----
to each Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to Section 7.08, copies of any notices received by Holdings or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 10 days after the date such notice has been filed with the Internal Revenue Service or the PBGC or such notice has been received by Holdings or such Subsidiary or such ERISA Affiliate, as applicable.

                  (i) Other Information. Promptly upon transmission thereof,
                      -----------------
copies of any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall send to analysts or holders (or any trustee, agent or other representative therefor) of its Indebtedness (including, without limitation, the Senior Subordinated Notes) in their capacity as such (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

                  7.02 Books, Records and Inspections. Holdings will, and will
                       ------------------------------
cause each of its Subsidiaries to, permit, upon reasonable prior notice to Holdings, officers and designated representatives of the Administrative Agent or the Banks to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Banks may desire.

                  7.03 Insurance. Holdings will, and will cause each of its
                       ---------
Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. At any time that insurance at the levels described in Annex VI is not being maintained by Holdings or any of its Subsidiaries, Holdings will notify the Banks in writing thereof and, if thereafter notified by the Administrative Agent to do so, Holdings will cause its Subsidiaries to, obtain insurance at such levels at least equal to those set forth in Annex VI to the extent then generally available (but in any event within the deductible or self-insured retention limitations set forth in Annex VI) or otherwise as are acceptable to the Administrative Agent. Holdings will, and will cause its Subsidiaries to, furnish on the Initial Borrowing Date and annually thereafter to the Administrative Agent a summary of the insurance carried in respect of Holdings and its Subsidiaries and the assets of Holdings and its Subsidiaries together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as a mortgagee/secured party and/or loss payee in respect of any casualty loss policies and naming the Collateral Agent, the Administrative Agent and each of the Banks as an additional insured with respect to any liability policy and stating that such insurance shall not be cancelled or materially revised without at least 30 days' prior written notice by the insurer to the Collateral Agent.

                  7.04 Payment of Taxes. Holdings will pay and discharge, and
                       ----------------
will cause each of its Subsidiaries to pay and discharge, all income and other taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.03(a) or charge upon any properties of Holdings or any of its Subsidiaries; provided, that neither Holdings nor any of its Subsidiaries
                     --------
shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has established adequate reserves with respect thereto in accordance with GAAP.

                  7.05 Corporate Franchises. Holdings will do, and will cause
                       --------------------
each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; provided, however, that any
                                                 --------  -------
transaction permitted by Section 8.02 will not constitute a breach of this
Section 7.05.

                  7.06 Compliance with Statutes, etc. Holdings will, and will
                       -----------------------------
cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which would not have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

                  7.07 Compliance with Environmental Laws. (a) Holdings will
                       ----------------------------------
pay, and will cause each of its Subsidiaries to pay, all costs and expenses required to maintain compliance with all Environmental Laws, and will keep or cause to be kept all Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither Holdings nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous

Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (a) or (b) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If Holdings or any of its Subsidiaries, or any tenant or occupant of any Real Property, cause or permit any intentional or unintentional act or omission resulting in the presence or release of any Hazardous Material (except in compliance with applicable Environmental Laws), Holdings agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property in accordance with the requirements of all such applicable Environmental Laws and in accordance with orders and directives of all governmental authorities.

                  7.08 ERISA. As soon as possible and, in any event, within 10
                       -----
days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Banks a certificate of an authorized officer of Holdings setting forth details as to such occurrence and the action, if any, which Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                   (i)  that a Reportable Event has occurred;

                  (ii) that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan;

                 (iii) that a contribution required to be made to a Plan has not been timely made;

                  (iv) that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA;

                   (v) that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code;

                  (vi) that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan;

                 (vii)  that a proceeding has been instituted pursuant to
         Section 515 of ERISA to collect a delinquent contribution to a Plan;

                (viii) that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Sections 409 or 502(i) or
         502(1) of ERISA; or

                  (ix) that Holdings or any Subsidiary of Holdings may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in
         Section 3(2) of ERISA).

                  7.09  Good Repair. Holdings will, and will cause each of its
                        -----------
Subsidiaries to, ensure that its properties and equipment material to its business are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.05, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

                  7.10  End of Fiscal Years; Fiscal Quarters. Holdings will, for
                        ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on June 30 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

                  7.11  Use of Proceeds.  All proceeds of Loans shall be used as
                        ---------------
provided in Section 6.05.

                  7.12  UCC Searches. On or prior to the 60th day following the
                        ------------
Initial Borrowing Date, Holdings shall, or shall cause its Subsidiaries to, deliver to the Administrative Agent and the Collateral Agent (at Holdings' own cost) copies of UCC-11's, or equivalent reports, listing all effective financing statements that name each Credit Party as debtor and that are filed in the jurisdictions referred to in Section 5.01(i) and any other jurisdiction then necessary to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, (x) none of which shall cover the Collateral except to the extent evidencing liens permitted pursuant to Section 8.03 or created by the Security Documents and (y) which shall verify that all financing statements necessary or, in the opinion of the Collateral Agent desirable, to perfect the security interest purported to be created by the Security Documents shall have been properly recorded and filed.

                  7.13 Additional Security; Further Assurances. (a) Each Credit
                       ---------------------------------------
Party shall grant to the Collateral Agent, for the benefit of the Secured Creditors, at the request of the Administrative Agent or the Required Banks (which request may be made at any time and from time to time in the sole discretion of the Administrative Agent or the Required Banks), a security interest in any Real Property owned or leased by any such Credit Party (each, a "Mortgaged Property" and collectively, the "Mortgaged Properties"), and shall take all actions requested by the Administrative Agent or the Required Banks (including, without limitation, the obtaining of mortgagee title insurance policies, title surveys and real estate appraisals satisfying the requirements of all applicable laws, rules and regulations) in connection with the granting of such security interest.

                  (b) The security interests required to be granted pursuant to clause (a) above shall be granted pursuant to mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust, in each case satisfactory in form and substance to the Administrative Agent and the Required Banks (each a "Mortgage" and, collectively, the "Mortgages"), which Mortgages shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section
8.03 at the time of perfection thereof. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full by the respective Credit Party.

                  (c) Holdings will, and will cause its Subsidiaries to, at the expense of Holdings, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further actions in furtherance of the intent of the Security Documents as the Collateral Agent may reasonably require. Furthermore, at the time of the execution and delivery of any Mortgage, Holdings shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance, real property surveys and other related documents as may be reasonably requested by the Administrative Agent, the Collateral Agent or the Required Banks, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, to assure themselves that this Section 7.13 has been complied with.

                  (d) At the request of the Administrative Agent or the Required Banks, in the event that any Mortgages are required to be executed and delivered pursuant to this Section 7.13, Holdings shall provide to the Administrative Agent appraisals satisfying applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 in respect of the owned Real Property of Holdings and its Subsidiaries constituting Collateral, in form and substance satisfactory to the Administrative Agent and the Required Banks.

                  (e) Holdings and each of the Borrowers agree that each action required above by this Section 7.13 shall be completed as soon as possible, but in no event later than 30 days (60 days in the case of clause (d) above) after such action is requested to be taken by the Administrative Agent or the Banks.

                  SECTION 8. Negative Covenants. Holdings and each of the
                             ------------------
Borrowers hereby covenant and agree that as of the Effective Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  8.01  Changes in Business. (a) Holdings will not engage in any
                        -------------------
business other than the ownership of the Borrowers and Subsidiaries of the Borrowers.

                  (b) No Subsidiary of Holdings will engage in any business other than outdoor advertising and related activities.

                  8.02 Consolidation, Merger, Sale or Purchase of Assets, etc.
                       -------------------------------------------------------
Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than sales or other dispositions of inventory, materials and equipment in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                  (a) each Borrower and/or its respective Subsidiaries may lease as lessee real or personal property in the ordinary course of business and otherwise in compliance with this Agreement;

                  (b) each Borrower and/or its respective Subsidiaries may make expenditures of the type described in the definition of Capital Expenditures to the extent permitted by Section 8.05;

                  (c) advances, investments and loans may be made to the extent permitted pursuant to Section 8.06;

                  (d) Holdings and its respective Subsidiaries may acquire assets or the capital stock of any Person (any such acquisition permitted by this clause (d), a "Permitted Acquisition"); provided, that:
                                       --------

                        (i) no Default or Event of Default exists at the time
                            of, or immediately after giving effect to, such acquisition;

                       (ii) such acquired assets, or the assets of the Person so
                            acquired, consist solely of one or more outdoor advertising companies;

                      (iii) the consideration paid by Holdings and its
                            respective Subsidiaries in respect of any such acquisition shall consist solely of cash on hand of Holdings or its Subsidiaries, the proceeds of Loans, and/or equity interests in Holdings and/or cash proceeds of equity issuances by Holdings;

                       (iv) to the extent that such acquisition is of the
                            capital stock of a Person, such acquisition must be of 100% of the issued and outstanding capital stock of such Person;

                        (v) in the event that such acquisition involves the
                            creation or acquisition of a Subsidiary, no issued and outstanding capital stock thereof created or acquired by Holdings or any of its Subsidiaries in connection with such acquisition shall be pledged for the benefit of any creditor;

                       (vi) Holdings shall cause each Subsidiary which is formed
                            to effect, or is acquired pursuant to, such acquisition to (w) in the case of any direct Subsidiary of Holdings, enter into an assumption agreement in form and substance satisfactory to the Administrative Agent pursuant to which such Person shall become a party to this Agreement as a Borrower and become party to the Pledge Agreement and the Security Agreement, no later than concurrently with the consummation of such acquisition, (x) (i) in the case of the first such Subsidiary of a Borrower, enter into a Guaranty in the form of Exhibit I hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty") and enter into an assumption agreement in form and substance satisfactory to the Administrative Agent pursuant to which such Person shall become party to the Pledge Agreement and the Security Agreement no later than concurrently with the consummation of such acquisition and (ii) in the case of all subsequent such Subsidiaries of a Borrower, enter into an Assumption Agreement substantially in the form of Exhibit J (the "Assumption Agreement") pursuant to which such Person shall become party to, in each case no later than concurrently with the consummation of such acquisition, the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, (y) deliver to the Administrative Agent such certificates and documents as such Subsidiary would have been required to deliver on the Initial Borrowing Date pursuant to Sections 5.01(a)(ii),
                            (d)(i) and (d)(ii) if such Person had been a Subsidiary at such time and (z) take all actions reasonably requested by the Administrative Agent or the Collateral Agent (including, without limitation, the obtaining of UCC-11's, or equivalent reports and the filing of UCC-1's) in connection with the granting of security interests pursuant to the Security Documents);

                      (vii) Holdings shall have caused to be delivered to the
                            Administrative Agent and/or the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent, the Collateral Agent or the Required Banks, satisfactory in form and substance to the Administrative Agent and the Collateral Agent, to assure themselves that this Section 8.02(d) has been complied with;

                     (viii) all necessary governmental (domestic and foreign)
                            and third party approvals in connection with such acquisition shall have been obtained and remain in effect and evidence thereof shall have been provided to the Administrative Agent, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Administrative Agent, materially adverse conditions upon the consummation of such acquisition;

                       (ix) if the total consideration for such Permitted
                            Acquisition exceeds $2,000,000, at least five Business Days prior to the date of such proposed acquisition Holdings shall have delivered to the Administrative Agent an officer's certificate executed by an authorized officer of Holdings, which certificate shall (I) contain the date such Permitted Acquisition is scheduled to be con summated, (II) contain the estimated purchase price of such Permitted Acquisition, (III) contain a description of the assets, stock and/or other equity interests to be acquired in connection with such Permitted Acquisition, (IV) contain a description of the equity to be issued in connection with the consummation of the Permitted Acquisition and/or the amount of Loans and/or cash on hand to be used in connection therewith, (V) demonstrate that
                            (A) on a pro forma basis (the pro forma adjustments
                                     --- -----            --- -----
                            made by Holdings pursuant to this clause (ix)(V)(A) shall be subject to the reasonable satisfaction of the Administrative Agent) determined as if such acquisition had been consummated, and any Indebtedness incurred to finance such acquisition had been incurred, on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of Holdings, with respect to any Permitted Acquisition, Holdings and its Subsidiaries would have been in compliance with Sections 8.09, 8.10, 8.11 and 8.12 of this Agreement as of, or for the relevant period ended on, the last day of such fiscal quarter and (B) on a pro forma
                                                                    --- -----
                            basis (the pro forma adjustments made by Holdings
                                       --- -----
                            pursuant to this clause (ix)(V)(B) shall be subject to the reasonable satisfaction of the Administrative Agent) determined as if such acquisition had been consummated, that the covenants contained in Sections 8.09, 8.10, 8.11 and 8.12 will continue to be met for the twelve-month period following the last day of the fiscal quarter ended after the date of the consummation of such acquisition, and (VI) attach thereto a true and correct copy of (A) the purchase agreement or similar agreement executed by such acquiror and the seller in connection with such Permitted Acquisition and (B) each contract and licensing agreement which is material to the acquired business, all of which documents referred to in the preceding clauses (VI)(A) and (B) shall be in form and substance satisfactory to the Administrative Agent;

                        (x) in the event that such acquisition involves the
                            creation or acquisition of a Subsidiary, all issued and outstanding capital stock thereof created or acquired by such acquiror or any of its respective Subsidiaries in connection with such acquisition shall be pledged for the benefit of the Secured Creditors pursuant to the Pledge Agreement;

                       (xi) all security interests created by each such
                            Subsidiary becoming party to the Security Documents shall (except as otherwise consented to by the Administrative Agent and the Required Banks) constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by
                            Section 8.03;

                     (xii) the Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors, required to be granted pursuant to the respective Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by such Borrower or such Subsidiary; and

                     (xiii) the Senior Leverage Ratio, both before and after
                            giving effect to such acquisition, does not exceed 3.00:1.00.

                  (e)      Distributions may be made to the extent permitted by
                           Section 8.07;

                  (f)      Each Borrower may transfer assets to another
                           Borrower; and

                  (g)      Each Borrower may sell assets, provided that (1) the
                                                          --------
                           aggregate Net Cash Proceeds therefrom does not exceed $1,000,000 in any fiscal year of Holdings, (2) each such sale of assets shall be in an amount at least equal to the fair market value of such assets (as determined by the Board of Directors of such Borrower) and (3) the Net Cash Proceeds therefrom are applied as required by Section 4.02(A)(c).

To the extent the Required Banks or all the Banks (as shall be required by Section 12.12) waive the provisions of this Section 8.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.02, (i) such Collateral in each case shall be sold free and clear of the Liens created by the Security Documents and (ii) if such Collateral includes all of the capital stock of a Subsidiary Guarantor, such capital stock shall be released from the Pledge Agreement and such Subsidiary Guarantor shall be released from the Subsidiary Guaranty; and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as the Administrative Agent deems appropriate in connection with the foregoing.

                  8.03 Liens. Holdings will not, and will not permit any of its
                       -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such prop-erty or assets (including sales of accounts receivable or notes) or assign any right to receive income, except:

                  (a) inchoate Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Holdings) have been established in accordance with GAAP;

                  (b) Liens (other than any Lien imposed by ERISA) in respect of property or assets of Holdings and its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens and governmental charges arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Holdings or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                  (c)   Liens created by or pursuant to this Agreement;

                  (d) Liens incurred in the ordinary course of business in connection with (x) workers' compensation, unemployment insurance and other types of social security, or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money, provided that the aggregate amount of cash and the fair market value of the property encumbered by Liens described in this clause (y) shall not exceed $500,000);

                  (e) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

                  (f) Liens arising from precautionary UCC financing statements regarding operating leases;

                  (g) leases or subleases granted to third Persons not interfering in any material respect with the business of Holdings or any of its Subsidiaries;

                  (h) Liens created pursuant to Capital Leases permitted pursuant to Section 8.04(b); provided, that such Liens
                                                     --------
                        only secure the payment of Indebtedness arising under such related Capitalized Lease Obligation and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation and the proceeds thereof does not encumber any other asset of Holdings or any of its Subsidiaries;

                  (i) Liens on assets acquired pursuant to a Permitted Acquisition, other than Liens on the capital stock of any Subsidiary created or acquired in connection with any such acquisition, provided, that (x) no such Lien
                                              --------
                        shall encumber any assets or properties of Holdings or
                        any of its Subsidiaries other than the assets or properties of such Subsidiary acquired pursuant to a Permitted Acquisition, (y) such Lien shall have existed prior to such acquisition and shall not have been created in contemplation of such acquisition and (z) no such Lien shall secure Indebtedness for borrowed money, purchase money Indebtedness or Capital Leases (it being understood that Liens securing purchase money Indebtedness and/or Capital Leases acquired in connection with a Permitted Acquisition shall be permitted to the extent permitted by Section 8.03(h) or
                        (j), as the case may be);

                  (j) Liens securing Indebtedness representing the purchase price of assets acquired after the Effective Date (other than Permitted Acquisitions) provided, that (i) any such
                                                     --------
                        Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 80%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness, and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(b); and

                  (k)   Permitted Encumbrances.

                  8.04  Indebtedness. Holdings will not, and will not permit any
                        ------------
of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (b) Indebtedness evidenced by Capitalized Lease Obligations of Holdings and/or any Subsidiary and Indebtedness incurred pursuant to Liens permitted by Section 8.03(j), provided, that (x) all such Capitalized Lease
                        --------
                        Obligations are permitted under Section 8.05 and (y) the sum of the aggregate Capitalized Lease Obligations under all Capital Leases entered into pursuant to this clause
                        (b) outstanding at any time plus the aggregate principal amount of such Indebtedness outstanding at such time shall not exceed $2,000,000;

                  (c) the Borrowers may become and remain liable with respect to Interest Rate Protection Agreements entered into in respect of the Obligations;

                  (d) Indebtedness of Holdings incurred under the Senior Subordinated Notes in an aggregate principal amount not to exceed $100,000,000 (as reduced by any repayments of principal thereof);

                  (e) Indebtedness of the Borrowers and the Subsidiary Guarantors in the form of guarantees of the Indebtedness permitted by Section 8.04(d), so long as such guarantees are subordinated to the Obligations on the terms set forth in the Senior Subordinated Notes Documents;

                  (f) Indebtedness evidenced by Intercompany Loans to the extent permitted by Section 8.06(h);

                  (g) Indebtedness of Holdings under the New South Holdings Notes in an aggregate principal amount not to exceed $6,200,000 (as reduced by any repayments of principal thereof); and

                  (h) additional Indebtedness of the Borrowers not otherwise permitted pursuant to this Section 8.04 (and guaranties thereof by Holdings and the other Guarantors) not exceeding $15,000,000 in aggregate principal amount at any one time outstanding; provided, that (w) such
                                                  --------
                        Indebtedness may only be incurred from a Bank, (x) such Indebtedness may be designated by the respective Borrower as "Additional Senior Debt" under the Security Documents and the Guaranties, (y) any such Indebtedness must have a final maturity no earlier than the Final Maturity Date, and an average life no shorter than the then remaining average life of the Loans, and (z) the documentation evidencing any such Indebtedness shall not contain covenants, defaults or other restrictions which, in the judgment of the Administrative Agent, are more restrictive than those contained in this Agreement.

                  8.05 Designated Senior Debt. Holdings will not, and will not
                       ----------------------
permit any of its Subsidiaries to (i) designate any Indebtedness (other than the Obligations) as "Designated Senior Debt" for purposes of, and as defined in, the Senior Subordinated Note Documents or (ii) designate any documents with respect to any Indebtedness (other than this Agreement) as the ["Credit Agreement"] as defined in the Senior Subordinated Note Documents for purposes of the receipt of notices by the Administrative Agent, and delivery of blockage notices pursuant to the subordination provisions of the Senior Subordinated Note Documents.

                  8.06 Advances, Investments and Loans. Holdings will not, and
                       -------------------------------
will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

                  (a) each Borrower and its respective Subsidiaries may invest in cash and Cash Equivalents;

                  (b) each Borrower and its respective Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of such Borrower;

                  (c) each Borrower and its respective Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (d) Interest Rate Protection Agreements entered into in compliance with Section 8.04(c) shall be permitted;

                  (e) loans and advances by each Borrower or any of its respective Subsidiaries made to employees for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $500,000 at any time outstanding, shall be permitted;

                  (f)   the Transaction shall be permitted;

                  (g) each Borrower and its respective Subsidiaries may effect Permitted Acquisitions in accordance with the requirements of Section 8.02(d); and

                  (h) each Borrower may make intercompany loans and advances to one another and to Subsidiaries of each Borrower, and any Subsidiary of each such Borrower may make intercompany loans and advances to any Borrower or to any other Subsidiary of any such Borrower (collectively, "Intercompany Loans"), provided that (i) each such Intercompany Loan shall be evidenced by an Intercompany Note and (ii) each such Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement.

                  8.07 Distributions, etc. Holdings will not, and will not
                       ------------------
permit any of its Subsidiaries to, declare or pay any dividends or return any capital to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock (or any warrants for or options or stock appreciation rights in respect of any of such shares), now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, and Holdings will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings or any such Subsidiary, as the case may be (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock), now or hereafter outstanding (all of the foregoing "Distributions"), except that:

                   (i) any Subsidiary of a Borrower may make Distributions to such Borrower or to a wholly-owned Subsidiary of such Borrower;

                   (ii) on the date on which any interest payment is due and payable under the Senior Subordinated Notes, the Credit Parties (other than Holdings) may pay cash dividends up to Holdings in an aggregate amount (for all such Credit Parties taken together) not to exceed such interest payment;

                   (iii) the Credit Parties (other than Holdings) may pay cash dividends up to Holdings in the aggregate amount of (for all such Credit Parties taken together), and at the times of any payment by Holdings in respect of, taxes, provided that (x) the aggregate amount of cash dividends paid pursuant to this clause (iii) to enable Holdings to pay federal income taxes at any time shall not exceed the lesser of
         (A) the amount of such federal income taxes owing by Holdings at such time for the respective period and (B) the amount of such federal income taxes that would be owing by the Borrowers and their Subsidiaries on a consolidated basis for such period if determined without regard to Holdings' ownership of the Borrowers and (y) any refunds shall promptly be returned by Holdings to the Borrowers; and

                   (iv) Holdings may pay regularly scheduled dividends on the Conversion Preferred Stock pursuant to the terms thereof solely through the issuance of additional preferred shares of such Conversion Preferred Stock.

                  8.08 Transactions with Affiliates. Holdings will not, and will
                       ----------------------------
not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, that the following shall in any event be permitted: (a) the
--------
Transaction, (b) Distributions permitted by Section 8.07, (c) Intercompany Loans permitted by Section 8.06(h) and (d) the transactions permitted by Sections 8.02(f) and (g). No management or similar fees shall be paid or payable by Holdings or any of its Subsidiaries to any Person.

                  8.09 Maximum Total Leverage Ratio. Holdings will not permit
                       ----------------------------
the Total Leverage Ratio at any time during a period set forth below to exceed the ratio set forth opposite such period below:

      Period                                                                      Ratio
      ------                                                                      -----
      Effective Date to and including December 31, 1998                         6.50:1.00
      January 1, 1999 to and including June 30, 1999                            6.25:1.00
      July 1, 1999 to and including December 31, 1999                           6.00:1.00
      January 1, 2000 to and including December 31, 2000                        5.50:1.00
      Thereafter                                                                5.00:1.00

                  8.10 Maximum Senior Leverage Ratio. Holdings will not permit
                       -----------------------------
the Senior Leverage Ratio at any time during a period set forth below to exceed the ratio set forth opposite such period below:


      Period                                                                      Ratio
      ------                                                                      -----
      Effective Date to and including December 31, 1999                         4.00:1.00
      January 1, 2000 to and including December 31, 2000                        3.50:1.00
      Thereafter                                                                3.00:1.00

                  8.11 Interest Coverage Ratio. Holdings will not permit the
                       -----------------------
ratio of (i) Consolidated EBITDA for any Test Period ending during a period set forth below to (ii) Consolidated Interest Expense for such Test Period to be less than the ratio set forth opposite such period below:


      Period                                                                      Ratio
      ------                                                                      -----
      Effective Date to and including December 31, 1999                         1.50:1.00
      January 1, 2000 to and including December 31, 2000                        1.75:1.00
      Thereafter                                                                2.00:1.00

                  8.12  Fixed Charge Ratio. Holdings will not permit the ratio
                        ------------------
of (i) Consolidated EBITDA for any Test Period to (ii) Fixed Charges for such Test Period to be less than 1.05:1.0.

                  8.13 Issuance of Stock. Holdings will not, and will not permit
                       -----------------
any of its Subsidiaries to, issue or sell, any shares of its capital stock or other equity interests (or warrants, rights or options to acquire shares or other equity securities) except:

                  (a) Subsidiaries of Holdings may issue shares of their capital stock to Holdings or any wholly-owned Subsidiary of Holdings so long as all such capital stock is pledged to the Collateral Agent pursuant to the Pledge Agreement;

                  (b) Holdings may issue shares of its non-redeemable stock so long as no Event of Default would result under Section 9.09; and

                  (c)   the Transaction shall be permitted.

                  8.14  Limitation on Voluntary Payments and Modifications of
                        -----------------------------------------------------
Certain Agreements, etc. Holdings will not, and will not permit any of its
-----------------------
Subsidiaries to:

                  (a) amend, modify or change in any manner that the Administrative Agent shall have determined, in its reasonable judgment, is adverse to the interests of the Banks, any certificate of incorporation (including, without limitation, by the filing or amendment, modification or change of any certificate of designation) or by-laws of Holdings or any of its Subsidiaries, as the case may be, or any other agreement entered into by Holdings or any of its Subsidiaries with respect to its capital stock, or enter into any new agreement with respect to the capital stock, of Holdings or any of its Subsidiaries (to the extent adverse to the interests of the Banks as determined by the Administrative Agent in its reasonable judgment);

                  (b) amend or modify (or permit the amendment or modification of) any of the terms or provisions of any Subordinated Note Conversion Document, any Senior Subordinated Note, any other Senior

                        Subordinated Note Document, any New South Holdings Note, any Plan, any Shareholders' Agreement or, except for amendments to cure ambiguities, defects or inconsistencies; or

                  (c) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the holder thereof or trustee with respect thereto monies or securities before due for the purpose of paying when due) or exchange of, or set-off any amounts against, any Senior Subordinated Note.

                  8.15 Limitation on the Creation of Subsidiaries. Holdings will
                       ------------------------------------------
not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary; provided, that Holdings and its
                                                 --------
Subsidiaries shall be permitted to create and or acquire Subsidiaries in connection with the transactions permitted by Section 8.02(d) in accordance with the terms thereof.

                  8.16 Limitations on Restrictions Affecting Subsidiaries.
                       --------------------------------------------------
Holdings will not, and will not permit any of its Subsidiaries to, enter into, or suffer to exist any agreement with any Person other than the Administrative Agent, the Collateral Agent and the Banks pursuant hereto and other than the Security Documents and the Senior Subordinated Note Documents, which prohibits or limits the ability of any Subsidiary of Holdings to (a) pay dividends or make other distributions on its capital stock or any other interest or participation in profits owned by Holdings or any of its Subsidiaries or pay any Indebtedness owed to Holdings or any of its Subsidiaries, (b) make loans or advances to Holdings or any of its Subsidiaries, (c) transfer any of its properties or assets to Holdings or any of its Subsidiaries or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  SECTION 9.  Events of Default. Upon the occurrence of any of
                              -----------------
the following specified events (each an "Event of Default"):

                  9.01 Payments. Any Borrower shall (i) default in the payment
                       --------
when due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  9.02 Representations, etc. Any representation, warranty or
                       --------------------
statement made by Holdings or any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  9.03 Covenants. Any Credit Party shall (a) default in the due
                       ---------
performance or observance by it of any term, covenant or agreement contained in
Section 7.01(e)(x), 7.10, 7.11, 7.13, or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Banks; or

                  9.04 Default Under Other Agreements. (a) Holdings or any of
                       ------------------------------
its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or
(ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to per mit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid prior to the stated maturity thereof; provided, that it shall not constitute an Event of Default pursuant to
         --------
clause (a) or (b) of this Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $1,000,000 at any one time; or

                  9.05 Bankruptcy, etc. Holdings or any of its Subsidiaries
                       ---------------
shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 30 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 30 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate or partnership action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum
                       -----
funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, or Holdings, any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of
the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, in the opinion of the Required Banks, is reasonably likely to have a Material Adverse Effect; or

                  9.07 Guaranties. The Guaranties or any provision thereof shall
                       ----------
cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

                  9.08 Judgments. One or more judgments or decrees shall be
                       ---------
entered against either Holdings or any of its Subsidiaries involving a liability (not paid or fully covered by a reputable and solvent insurance company) in excess of $1,000,000 for all such judgments and decrees and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  9.09 Ownership.  A Change of Ownership Event shall have
                       ---------
occurred; or

                  9.10 Security Documents. At any time after the execution and
                       ------------------
delivery thereof any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 8.03), and subject to no other Liens

(except as permitted by Section 8.03), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document (beyond the applicable period of grace, if any, provided therein);

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against any Credit Party (provided, that if an Event of Default specified in Section 9.05 shall occur
 --------
with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment (or the unutilized portion thereof) terminated, whereupon the Commitment of each Bank (or each Bank's unutilized portion thereof) shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrowers to pay (and each Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 9.05 with respect to any Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent for the Borrowers' reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrowers and then outstanding; and (v) enforce, as Administrative Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents.

                  SECTION 10. Definitions. As used herein, the following terms
                              -----------
shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Acquired Entity or Business" shall have the meaning provided in the definition of Consolidated Net Income.

                  "Additional B Term Assumption Date" shall mean the date on which each B Term Assumption Agreement is delivered to the Administrative Agent after the Initial B Term Assumption Date pursuant to Section 1.13 of this Agreement.

                  "Additional Senior Debt" shall have the meaning provided in the definition of Guaranteed Obligations contained in this Section 10.

                  "Additional Senior Debt Agreements" shall have the meaning provided in the definition of Guaranteed Obligations contained in this Section 10.

                  "Additional Senior Debt Creditor" shall have the meaning provided in the Security Documents and in the Subsidiary Guaranty.

                  "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.10.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Aggregate Unutilized Commitment" with respect to any Bank at any time shall mean such Bank's Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Bank and (ii) such Bank's RL Percentage of all Letter of Credit Outstandings at such time.

                  "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

                  "Applicable Base Rate Margin" shall mean 1.00% less the then applicable Interest Reduction Discount, if any.

                  "Applicable Eurodollar Margin" shall mean 2.25% less the then applicable Interest Reduction Discount, if any.

                  "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than Holdings or any wholly-owned Subsidiary of Holdings of any asset (including, without limitation, any capital stock, limited liability company interests, partnership interests or other securities of another Person but excluding any sale, transfer or other disposition by Holdings or any of its Subsidiaries of its capital stock, limited liability interests, partnership interests or other securities issued by

it) of Holdings or any such Subsidiary (other than (x) any sale, transfer or other disposition of Cash Equivalents and (y) any sale, transfer or other disposition of inventory or excess or obsolete equipment in the ordinary course of business of either Borrower or any of their respective Subsidiaries).

                  "Assuming Bank" shall have the meaning provided in Section
1.13.

                  "Assumption Agreement" shall have the meaning provided in
Section 8.02(d).

                  "B Term Assumption Agreement" shall mean and include each B Term Assumption Agreement in the form of Exhibit C attached hereto executed in accordance with Section 1.13 hereof.

                  "B Term Assumption Date" shall mean and include the Initial B Term Assumption Date and each Additional B Term Assumption Date.

                  "B Term Loan" shall have the meaning provided in Section 1.01(a).

                  "B Term Loan Commitment" shall mean, with respect to each Bank, initially zero, as the same may be (x) increased from time to time pursuant to Section 1.13, (y) reduced from time to time pursuant to Section 3.02, 3.03 and/or 9 or (z) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04.

                  "B Term Loan Facility" shall mean the Facility evidenced by the Total B Term Loan Commitment and B Term Loans, if any.

                  "B Term Maturity Date" shall mean June 30, 2005.

                  "B Term Note" shall have the meaning provided in Section 1.05(a).

                  "B Term Percentage" shall mean, at any time, a fraction the numerator of which is the sum of the outstanding B Term Loans and the Total B Term Loan Commitment at such time (the "B Exposure") and the denominator of which is the sum of the B Exposure and the Total Revolving Loan Commitment at such time.

                  "Bank" shall have the meaning provided in the first paragraph of this Agreement.

                  "Bank Affiliate" shall mean, with respect to any Bank, such Bank's parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company.

                  "Bankruptcy Code" shall have the meaning provided in Section 9.05.

                  "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (y) the Prime Lending Rate.

                  "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

                  "Borrower" shall mean OCIS, OCIN and any additional Borrowers established, created or acquired in accordance with Section 8.15.

                  "Borrowing" shall mean the incurrence of one Type of Loan pursuant to a single Facility by a Borrower from all of the Banks having Commitments with respect to such Facility on a pro rata basis on a given date
                                               --- ----
(or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided, that Base Rate Loans
                                           --------
incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                  "Capital Expenditures" shall mean, for any period, (i) any expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases and any expenditures financed with the incurrence of Indebtedness) by any Person during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment (including, without limitation, expenditures for renewals, improvements and replacement but excluding expenditures for repairs) reflected in the balance sheet of such Person and (ii) to the extent not covered by clause (i) above, expenditures by such Person to acquire (including without limitation pursuant to a Permitted Acquisition) by purchase or otherwise the stock, business, property or fixed assets of any other Person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets).

                  "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of Holdings or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of
                                   --------
the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of
(x) any Bank or (y) any bank whose short-term commercial paper rating from Standard & Poor's Ratings Services ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof or carrying an equivalent rating by a nationally recognized rating agency if both S&P and Moody's cease publishing ratings of investments (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's or carrying an equivalent rating by a nationally recognized rating agency if both S&P and Moody's cease publishing ratings of investments and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

                  "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received under any noncompete or similar agreement or as disbursement or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in each such case, only as and when so received) received by Holdings and/or any of its Subsidiaries from such Asset Sale.

                  "Change of Ownership Event" shall mean (a) Holdings shall cease to own, directly or indirectly, 100% on a fully diluted basis of the economic and voting interest in OCIS or OCIN, (b) each of John C. Stanley IV and A.B. Isbell or their spouses or descendants, or any trust of which either is the sole trustee with sole power and authority to direct the disposition of voting with respect to the assets thereof, shall cease to own, on a fully diluted basis, that percentage equity interest in Holdings capital stock that each such individual owns on the Effective Date except to the extent that such interest is diluted through additional issuances of Holdings Common Stock after the Effective Date, (c) the Venture Investors and their Affiliates shall cease to collectively own directly 51% on a fully diluted basis of the economic and voting interest in Holdings capital stock or (d) any "Change of Control" as such term is defined in the Senior Subordinated Note Documents, or any successor or similar provision, shall occur.

                  "Chase" shall mean The Chase Manhattan Bank and any successor corporation thereto by merger, consolidation or otherwise.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

                  "Collateral Agent" shall mean The Chase Manhattan Bank acting as collateral agent for the Secured Creditors.

                  "Collective Bargaining Agreements" shall have the meaning provided in Section 5.01(e).

                  "Commitment" shall mean, with respect to each Bank, such Bank's B Term Loan Commitment (if any) plus its Revolving Loan Commitment.

                  "Commitment Expiration Date" shall mean August 31, 1997.

                  "Commitment Fee" shall have the meaning provided in Section 3.01(a).

                  "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all Capital Expenditures by Holdings and its Subsidiaries during such period determined on a consolidated basis.

                  "Consolidated EBITDA" shall mean, for any period, the sum of
(a) Consolidated Net Income for such period determined before Consolidated Interest Expense, taxes and extraordinary items plus (b) depreciation, amortization and other non-cash charges to the extent deducted in determining Consolidated Net Income, and without giving effect to any reduction in Consolidated EBITDA as a result of the amount of Fees paid to the Administrative Agent and the Banks pursuant to this Agreement.

                  "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of Holdings and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (i.e., costs minus benefits) under Interest
                                    ----
Rate Protection Agreements (whether or not such costs have been paid or such benefits have been received) and cash dividends paid in respect of any preferred stock, but excluding, however, (i) amortization of deferred financing costs to the extent included in total interest expense, (ii) all fees and expenses paid by Holdings or any of its Subsidiaries on or prior to the Effective Date in connection with this Agreement and the other Credit Documents and (iii) all costs incurred in connection with the entering into of any Interest Rate Protection Agreement.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss), after provision for taxes, of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided that for purposes of Sections 8.09
                                    --------
and 8.10 and the definition of Interest Reduction Discount, there shall be included in determining Consolidated Net Income for any period (x) the net income (or loss) of any Person, business, property or asset acquired during such period pursuant to Section 8.02(d) and not subsequently sold or otherwise disposed of (but not including the net income (or loss) of any related Person, business, property or assets to the extent not so acquired) by any Borrower or one of its Subsidiaries during such period (each such Person, business, property or asset acquired and not subsequently disposed of during such period, an "Acquired Entity or Business"), in each case based on the actual net income (or loss) of such Acquired Entity or Business for the entire period (including the portion thereof occurring prior to such acquisition) and (y) an increase in respect of each Acquired Entity or Business acquired during such period equal to the cost adjustment amount specified as to such Acquired Entity or Business in the certificate of Holdings delivered pursuant to Section 8.02(d)(ix) in respect of the relevant period (it being understood and agreed, however, that for each month following any acquisition of an Acquired Equity or Business, the actual net income (or loss) of such Acquired Entity or Business shall be included and the cost adjustment amount in respect of such Acquired Business or Entity shall be reduced by 1/12).

                  "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such

Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall
                 --------  -------
not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Conversion Preferred Stock" shall have the meaning provided in Section 5.01(g).

                  "Credit Documents" shall mean this Agreement, the Notes, the Guaranties, each Assumption Agreement and each Security Document.

                  "Credit Event" shall mean the making of a Loan or the issuance of a Letter of Credit.

                  "Credit Party" shall mean Holdings, each Borrower and each Subsidiary Guarantor.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Distributions" shall have the meaning provided in Section
8.07.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Drawing" shall have the meaning provided in Section 2.04(b).

                  "Effective Date" shall have the meaning provided in Section 12.10.

                  "Employment Agreements" shall have the meaning provided in
Section 5.01(e).

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued under any such law, including without limitation (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" shall mean any applicable federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or Hazardous Materials.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary of Holdings would be deemed to be a "single employer" within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

                  "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

                  "Eurodollar Rate" shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of

Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in
Section 9.

                  "Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of April 3, 1996 and amended and restated as of October 31, 1996, among Holdings, OCIN, OCIS, the lenders from time to time party thereto, Canadian Imperial Bank of Commerce, as Collateral Agent, The First National Bank of Chicago and First Union National Bank of North Carolina, as Co-Agents, and The Chase Manhattan Bank, as Agent (as amended and modified through the Effective Date).

                  "Existing Credit Agreement Effective Date" shall mean the "Restatement Effective Date" under, and as defined in, the Existing Credit Agreement.

                  "Existing Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the B Term Loan Facility or the Revolving Loan
                      ----
Facility.

                  "Facing Fee" shall have the meaning provided in Section
3.01(c).

                  "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

                  "Final Maturity Date" shall mean (x) at any time when (1) the Total B Term Loan Commitment is greater than zero or (2) any B Term Loans are outstanding, the B Term Maturity Date and (y) at all other times, the Revolving Maturity Date.

                  "Fixed Charges" shall mean, for any period, the sum of (i) all payments of principal of Indebtedness scheduled to be made and all Scheduled RLC Reductions during such period, (ii) the amount of Consolidated Interest Expense for such period (including, without limitation, the amount of all regularly accruing Fees owing pursuant to this Agreement for such period), (iii) the amount of Consolidated Capital Expenditures made during such period (other than Consolidated Capital Expenditures made pursuant to Section 8.05(d) during such period) and (iv) the aggregate amount of all income taxes paid or payable in cash by Holdings and its Subsidiaries during such period.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

                  "Guaranteed Creditors" shall mean and include (i) each of the Administrative Agent, the Collateral Agent and each of the Banks, (ii) each Interest Rate Protection Creditor, and (iii) each Additional Senior Debt Creditor.

                  "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of each Borrower owing to the Administrative Agent, the Collateral Agent and each of the Banks, now existing or hereafter incurred under, arising out of or in connection with this Agreement and any other Credit Document to which any Borrower is a party to and the due performance and compliance by each Borrower with the terms of each such Credit Document; (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of each Borrower owing to each Interest Rate Protection Creditor, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement; and (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of each Borrower which have been designated by the respective Borrower to be guaranteed by the Guaranties, but only to the extent (A) that such obligations (x) are by their terms not expressly subordinated to any Obligations then outstanding, and (y) are, at the time of the incurrence or issuance thereof, permitted to be incurred or issued, and are expressly permitted to be guaranteed by the Guaranties, pursuant to this Agreement and (B) the respective Borrower shall have delivered to the Administrative Agent at the time of the incurrence or issuance thereof a certificate signed by a senior officer of such Borrower certifying that such obligations constitute Additional Senior Debt entitled to the benefits of the Guaranties and that the conditions set forth in clause (A) above have been satisfied, such certificate to constitute conclusive evidence, binding for all purposes, that such obligations are guaranteed as provided in this clause (iii) (any such obligations satisfying the foregoing criteria, "Additional Senior Debt") and the due performance and compliance by each such Borrower with the terms of any and all agreements, documents or instruments evidencing any Additional Senior Debt (any such agreements, documents or instruments, an "Additional Senior Debt Agreement").

                  "Guaranties" shall mean the guaranty provided by Holdings and each Borrower pursuant to Section 13 of this Agreement and, once entered into, the Subsidiary Guaranty.

                  "Guarantor" shall mean Holdings, each Borrower and each Subsidiary Guarantor; provided that for purposes of Section 13 only, the term
                      --------
"Guarantor" shall mean Holdings and each Borrower.

                  "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect under any applicable Environmental Law.

                  "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

                  "Holdings Common Stock" shall mean (a) the Class A common stock of Holdings, par value $.01 per share, and (b) the Class B common stock of Holdings, par value $.01 per share.

                  "Indebtedness" of any Person shall mean without duplication
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted,
i.e., take-or-pay and similar obligations, (vii) all obligations of such Person
----
in respect of Interest Rate Protection Agreements and (viii) all Contingent Obligations of such Person, provided, that Indebtedness shall not include trade
                            --------
payables and accrued expenses, in each case arising in the ordinary course of business.

                  "Initial B Term Assumption Date" shall mean the date on which the first B Term Assumption Agreement is delivered to the Administrative Agent pursuant to Section 1.13 of this Agreement.

                  "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

                  "Intercompany Loans" shall have the meaning set forth in
Section 8.06(h).

                  "Intercompany Note" shall mean promissory notes, in the form of Exhibit K, evidencing Intercompany Loans.

                  "Interest Period" shall mean, with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Interest Rate Protection Creditor" shall have the meaning provided in the Security Documents and in the Subsidiary Guaranty.

                  "Interest Reduction Discount" shall mean zero; provided, that
                                                                 --------
the Interest Reduction Discount shall be increased to 0.25%, 0.50%, 0.75% or 1.00%, as the case may be, as specified in clauses (i), (ii), (iii) and (iv) below, at any time on or after the Initial Borrowing Date, when, and for so long as, the ratio set forth in such clauses below has been satisfied for the then Relevant Test Period:

                  (i) the Interest Reduction Discount shall be 0.25% in the event that the Total Leverage Ratio for the Relevant Test Period is less than or equal to 6.00:1.00 but greater than 5.00:1.00;

                  (ii) the Interest Reduction Discount shall be 0.50% in the event that the Total Leverage Ratio for the Relevant Test Period is less than or equal to 5.00:1.00 but greater than 4.00:1.00;

                  (iii) the Interest Reduction Discount shall be 0.75% in the event that the Total Leverage Ratio for the Relevant Test Period is less than or equal to 4.00:1.00 but greater than 3:00:1.00; and

                  (iv) the Interest Reduction Discount shall be 1.00% in the event that the Total Leverage Ratio for the Relevant Test Period is less than or equal to 3.00:1.00.

The Total Leverage Ratio shall be determined for the Relevant Test Period, in each case taken as one accounting period, by delivery of an officer's certificate of Holdings to the Banks pursuant to Section 7.01(d), which certificate shall set forth the calculation of the Total Leverage Ratio. The Interest Reduction Discount so determined shall apply, except as set forth below, from the date on which such officer's certificate is delivered to the Administrative Agent to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent pursuant to Section 7.01(d) and (y) the 45th day following the first day of the fiscal quarter immediately following the delivery of such certificate to the Administrative Agent. Notwithstanding anything to the contrary contained above, the Interest Reduction Discount shall be zero if no officer's certificate has been delivered to the Banks pursuant to Section 7.01(d) which sets forth the Total Leverage Ratio for the Relevant Test Period or the financial statements upon which any such calculations are based have not been delivered, until such a certificate and/or financial statements are delivered. Notwithstanding anything to the contrary above in this definition, the Interest Reduction Discount shall be zero at all times when there shall exist an Event of Default. It is understood and agreed that the Interest Reduction Discount as provided above shall in no event be cumulative and only the Interest Reduction Discount available pursuant to either clause (i), (ii), (iii) or (iv), if any, contained in this definition shall be applicable.

                  "Issuing Bank" shall mean Chase.

                  "L/C Supportable Obligations" shall mean (i) obligations of Holdings or any of its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar obligations and (ii) such other obligations of Holdings or any of its Subsidiaries as are reasonably acceptable to the Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the aggregate amount of all Unpaid Drawings.

                  "Letter of Credit Participation" shall have the meaning provided in Section 2.03.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a).

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

                  "Loan" shall mean each and every loan made by any Bank hereunder, including B Term Loans and Revolving Loans.

                  "Management Agreements" shall have the meaning provided in
Section 5.01(e).

                  "Margin Stock" shall have the meaning provided in Regulation U.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole, or of either Borrower or of either Borrower and its respective Subsidiaries taken as a whole.

                  "Material Contracts" shall have the meaning provided in
Section 5.01(p).

                  "Maturity Date" shall mean the B Term Maturity Date or the Revolving Maturity Date, as applicable.

                  "Maximum Amount" shall have the meaning provided in Section 13.01.

                  "Minimum Borrowing Amount" shall mean (i) for Loans maintained as Base Rate Loans, $500,000 and, if greater, in incremental multiples of $100,000, and (ii) for Loans maintained as Eurodollar Loans, $1,000,000 and, if greater, in incremental multiples of $500,000.

                  "Mortgage" shall have the meaning provided in Section 7.13(b).

                  "Mortgaged Properties" shall have the meaning provided in
Section 7.13(a).

                  "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) reasonable cash expenses of sale (including, without limitation, payment of principal, premium and interest on Indebtedness and other liabilities other than the Loans required to be repaid as a result of such Asset Sale) and (b) incremental income taxes paid or payable as a result thereof.

                  "Net Debt Issuance Proceeds" shall mean the cash proceeds (net of underwriting discounts and commissions, if any and other reasonable costs associated therewith) received from the incurrence of Indebtedness.

                  "Net Recovery Event Proceeds" shall mean the Recovery Event Proceeds received by Holdings and/or any of its Subsidiaries with respect to any Recovery Event net of reasonable costs and expenses associated therewith (including payment of principal, premium and interest of Indebtedness other than Loans, required to be, and which is, repaid under the terms thereof as a result of such Recovery Event), and incremental taxes paid or payable as a result thereof.

                  "New South Holdings" shall mean New South Holdings Corp., a Delaware corporation.

                  "New South Holdings Notes" shall mean the Promissory Notes due April 3, 1998, of Holdings (as successor by merger to New South Holdings), as in effect on the Effective Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

                  "Note" shall mean each B Term Note and each Revolving Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03.

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent at 270 Park Avenue, New York, New York 10017, or such other office as the Administrative Agent may designate to the Borrowers and the Banks from time to time.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative

Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "OCIN" shall have the meaning provided in the first paragraph of this Agreement.

                  "OCIS" shall have the meaning provided in the first paragraph of this Agreement.

                  "Participant" shall have the meaning provided in Section 2.03.

                  "Participation" shall have the meaning provided in Section
2.03.

                  "Payment Office" shall mean the office of the Administrative Agent at 270 Park Avenue, New York, New York 10017 or such other office as the Administrative Agent may designate to the Borrowers and the Banks from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Acquisition" shall have the meaning provided in
Section 8.02(d).

                  "Permitted Encumbrances" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any multiemployer or single-employer plan (as defined in Section 4001 of ERISA) which is maintained or contributed to by (or to which there is an obligation to contribute of), Holdings, any of its Subsidiaries or any ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, any of its Subsidiaries or any ERISA Affiliate maintained, contributed to, or had an obligation to contribute to such plan.

                  "Pledge Agreement" shall have the meaning provided in Section 5.01(o)(a).

                  "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

                  "Prime Lending Rate" shall mean the rate which Chase announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Projections" shall have the meaning provided in Section 5.01(m).

                  "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any Recovery Event Proceeds payable by reason of theft, physical destruction or damage or any other similar event (including as a result of any condemnation proceeding or the exercise of the power of eminent domain) with respect to any properties or assets of Holdings or any of its Subsidiaries.

                  "Recovery Event Proceeds" shall mean, with respect to any Recovery Event, the aggregate cash payments received by Holdings or any of its Subsidiaries from such Recovery Event (including any cash payments received in respect of any condemnation award or the exercise of any power of eminent domain).

                  "Refinancing" shall mean the prepayment of all principal of, interest on and all other amounts owing in respect of, the Existing Credit Agreement, and the termination of all commitments, if any, in respect of such Existing Credit Agreement.

                  "Refinancing Documents" shall mean all agreements and documents entered into in connection with the Refinancing and the release of all guarantees and security in connection with the Refinancing and any consents required in connection therewith.

                  "Regulation A" shall mean Regulation A of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or portion thereof.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Relevant Test Period" shall mean, at any time, the Test Period ending on the last day of the then most recently ended fiscal quarter of Holdings with respect to which an officer's certificate has been delivered to the Banks pursuant to Section 7.01(d).

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                  "Required Banks" shall mean Banks whose outstanding B Term Loans, B Term Loan Commitments, and Revolving Loan Commitments (or, after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans) constitute greater than 51% of the sum of (i) the total outstanding B Term Loans, (ii) the Total B Term Loan Commitment as then in effect and (iii) the Total Revolving Loan Commitment as then in effect (or, after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans).

                  "Revolving Loan" shall have the meaning provided in Section 1.01(b).

                  "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Revolving Loan Commitment", as the same may be reduced from time to time pursuant to Section 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04.

                  "Revolving Loan Facility" shall mean the Facility evidenced by the Total Revolving Loan Commitment.

                  "Revolving Maturity Date" shall mean December 31, 2004.

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "Revolving Loan Percentage" shall mean, at any time, a fraction the numerator of which is the Total Revolving Loan Commitment at such time and the denominator of which is the sum of the Total Revolving Loan Commitment, the Total B Term Loan Commitment and the outstanding B Term Loans at such time.

                  "RL Bank" shall mean at any time each Bank with a Revolving Loan Commitment (or after the termination of the Total Revolving Loan Commitment, each Bank which had a Revolving Loan Commitment immediately prior to such termination).

                  "RL Percentage" shall mean at any time for each Bank with a Revolving Loan Commitment, the percentage obtained by dividing such Bank's Revolving Loan Commitment by the Total Revolving Loan Commitment; provided, that
                                                                  --------
if the Total Revolving Loan Commitment has been terminated, the RL Percentage of each such Bank shall be determined by dividing such Bank's Revolving Loan Commitment immediately prior to such termination by the Total Revolving Loan Commitment immediately prior to such termination.

                  "Scheduled B Repayment" shall have the meaning provided in
Section 4.02(A)(b).

                  "Scheduled B Repayment Date" shall have the meaning provided in Section 4.02(A)(b).

                  "Scheduled RLC Reduction" shall have the meaning provided in
Section 3.03(c).

                  "Scheduled RLC Reduction Date" shall have the meaning provided in Section 3.03(c).

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  "Secured Creditors" shall mean the Banks and certain counterparties to Interest Rate Protection Agreements as set forth in the Security Documents.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreement" shall have the meaning provided in
Section 5.01(o)(b).

                  "Security Agreement Collateral" shall mean all "Collateral" under and as defined in the Security Agreement.

                  "Security Documents" shall mean and include the Pledge Agreement, the Security Agreement and each Mortgage, if any.

                  "Senior Leverage Ratio" shall mean, at any time for the determination thereof, the ratio of (i) Total Indebtedness less the aggregate principal amount of Senior Subordinated Notes included in Total Indebtedness at such time to (ii) Consolidated EBITDA for the Test Period last ended.

                  "Senior Subordinated Note Documents" shall mean and include the Senior Subordinated Notes and each of the other documents, instruments and other agreements entered into and relating to the issuance by Holdings of the Senior Subordinated Notes, as in effect on the Initial Borrowing Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

                  "Senior Subordinated Notes" shall mean the [___]% Senior Subordinated Notes due 2007 of Holdings as in effect on the Initial Borrowing Date and as the same may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

                  "Shareholders' Agreements" shall have the meaning provided in
Section 5.01(e).

                  "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Stated Amount" shall mean, for each Letter of Credit, the maximum amount available to be drawn thereunder (determined without regard to whether any conditions to drawing could then be met).

                  "Subordinated Note Conversion Documents" shall mean and include each document, instrument and other agreement entered into and relating to the conversion by Holdings of the Subordinated Notes into preferred stock of Holdings, as in effect on the Initial Borrowing Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

                  "Subordinated Notes" shall mean the 10% Subordinated Notes due December 31, 2003, of Holdings, as in effect on the Effective Date.

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association (including business trusts), joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% voting or equity interest at the time; provided that in any
                                                       --------
event each Borrower shall constitute a Subsidiary of Holdings.

                  "Subsidiary Guarantor" shall mean each Subsidiary of Holdings (other than the Borrowers).

                  "Subsidiary Guaranty" shall have the meaning provided in
Section 8.02(d)(vi).

                  "Syndication Date" shall mean the earlier of (i) the date which is 30 days after the Initial Borrowing Date and (y) the date upon which Chase, as Administrative Agent, determines in its sole discretion (and notifies the Borrower) that the primary syndication (and the resulting addition of institutions pursuant to Section 12.04) has been completed.

                  "Taxes" shall have the meaning provided in Section 4.04.

                  "Test Period" shall mean, at any time, the four consecutive fiscal quarters of Holdings then last ended.

                  "Total B Term Loan Commitment" shall mean the sum of the B Term Loan Commitments of each Bank.

                  "Total Commitment" shall mean the sum of the Total B Term Loan Commitment and the Total Revolving Loan Commitment.

                  "Total Indebtedness" shall mean, at any time, all Indebtedness of Holdings and its Subsidiaries at such time determined on a consolidated basis, provided that there shall be excluded from the calculation of Total Indebtedness the Stated Amount of the Existing Letters of Credit supporting the New South Holdings Notes.

                  "Total Leverage Ratio" shall mean, at any time for the determination thereof, the ratio of (i) Total Indebtedness at such time to (ii) Consolidated EBITDA for the Test Period last ended.

                  "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, (i) the Total Revolving Loan Commitment at such time less (ii) the sum of (x) the aggregate principal amount of all Revolving Loans at such time and
(y) the Letter of Credit Outstandings at such time.

                  "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Transaction" shall mean, collectively, (i) the issuance of the Senior Subordinated Notes, (ii) the conversion of the Subordinated Notes into preferred stock of Holdings, (iii) the incurrence of the Loans hereunder on the Initial Borrowing Date and (iv) the consummation of the Refinancing.

                  "Transaction Documents" shall mean, collectively, (i) the Senior Subordinated Note Documents, (ii) the Subordinated Note Conversion Documents, (iii) the Refinancing Documents and (iv) the Credit Documents.

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar
                                        ----
Loan.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

                  "Venture Investors" shall mean Media/Communication Partners II Limited Partnership, Media/Communications Investors Limited Partnership and Chase Venture Capital Associates, L.P., a California limited partnership.

                  "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

                  SECTION 11.  The Administrative Agent.
                               ------------------------

                  11.01 Appointment. Each Bank hereby (x) irrevocably designates
                        -----------
and appoints Chase as Administrative Agent of such Bank to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Chase as the Administrative Agent of such Bank to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto and (y) irrevocably designates and appoints The Chase Manhattan Bank as Collateral Agent of such Bank to act as specified herein and in the Security Documents, and each such Bank hereby irrevocably authorizes The Chase Manhattan Bank as the Collateral Agent of such Bank to take such action on its behalf under the provisions of this Agreement and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the Security Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 11. The Collateral Agent agrees to act as such upon the express conditions contained in this Section 11 and in Article X of the Security Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Credit Document or shall otherwise exist against the Administrative Agent or the Collateral Agent. The provisions of this Section 11 are solely for the benefit of the Administrative Agent, the Collateral Agent and the Banks, and neither Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing their respective functions and duties under this Agreement and the other Credit Documents, the Administrative Agent and the Collateral Agent shall act solely as agent of the Banks and, to the extent provided in the Security Documents, the other Secured Creditors, and neither the Administrative Agent nor the Collateral Agent assumes and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

                  11.02 Delegation of Duties. The Administrative Agent and the
                        --------------------
Collateral Agent may execute any of their respective duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by
Section 11.03.

                  11.03 Exculpatory Provisions. Neither the Administrative Agent
                        ----------------------
nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by Holdings, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement, any other Credit Document or any other Transaction Document or for any failure of Holdings or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any other Credit Document or the other Transaction Documents, or to inspect the properties, books or records of Holdings or any of its Subsidiaries. Neither the Administrative Agent nor the Collateral Agent shall be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, any other Credit Document or any other Transaction Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent or the Collateral Agent to the Banks or by or on behalf of Holdings or any of its Subsidiaries to the Administrative Agent or the Collateral Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein, or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                  11.04 Reliance by Administrative Agent. The Administrative
                        --------------------------------
Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

                  11.05 Notice of Default. Neither the Administrative Agent nor
                        -----------------
the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent has actually received notice from a Bank or a Borrower or any other Credit Party referring to this Agreement or any other Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent or the Collateral Agent receives such a notice, the Administrative Agent or the Collateral Agent, as the case may be, shall give prompt notice thereof to the Banks. The Administrative Agent or the Collateral Agent, as the case may be, shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that, unless and until
                                              --------
the Administrative Agent or the Collateral Agent shall have received such directions, the Administrative Agent or the Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  11.06 Non-Reliance on Administrative Agent and Other Banks.
                        ----------------------------------------------------
Each Bank expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of Holdings or any of its Subsidiaries, shall be deemed to constitute any representation or war-ranty by the Administrative Agent or the Collateral Agent, as the case may be, to any Bank. Each Bank represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Holdings and its Subsidiaries. Neither the Administrative Agent nor the

Collateral Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of Holdings or its Subsidiaries which may come into the possession of the Administrative Agent or the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  11.07 Indemnification. The Banks agree to indemnify the
                        ---------------
Administrative Agent and the Collateral Agent in their respective capacities as such ratably according to the respective "percentages" of the Banks as used in determining the Required Banks at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in their respective capacities as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or its Subsidiaries; provided, that no Bank shall be liable to the
                                 --------
Administrative Agent or the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent or the Collateral Agent, as the case may be. If any indemnity furnished to the Administrative Agent or the Collateral Agent for any purpose shall, in the opinion of the Administrative Agent or the Collateral Agent be insufficient or become impaired, the Administrative Agent or the Collateral Agent, as the case may be, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this
Section 11.07 shall survive the payment of all Obligations.

                  11.08 Administrative Agent and Collateral Agent in their
                        --------------------------------------------------
Individual Capacities. The Administrative Agent and the Collateral Agent and
---------------------
their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though the Administrative Agent was not the Administrative Agent and the Collateral Agent was not the Collateral Agent hereunder. With respect to any Loans made by it and all Obligations owing to it, the Administrative Agent and the Collateral Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, as the case may be, and the terms "Bank" and "Banks" shall include the Administrative Agent and the Collateral Agent, each in its individual capacity.

                  11.09 Holders. The Administrative Agent and the Collateral
                        -------
Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent and the Collateral Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  11.10 Resignation of the Administrative Agent; Successor
                        --------------------------------------------------
Administrative Agent. (a) The Administrative Agent may resign as the
--------------------
Administrative Agent upon 20 days' notice to the Banks. Upon the resignation of the Administrative Agent, the Required Banks shall appoint from among the Banks a successor Administrative Agent which is a bank or a trust company for the Banks subject to prior approval by each Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the resignation of the Administrative Agent hereunder, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. In the event no successor Administrative Agent has been appointed by the end of such 20 day period, the resignation of the Administrative Agent shall become effective and the Required Banks shall perform the duties of the Administrative Agent until a successor Administrative Agent is appointed.

                  (b) The Collateral Agent may resign as Collateral Agent in the manner set forth in Article X of the Security Agreement.

                  SECTION 12.  Miscellaneous.
                               -------------

                  12.01 Payment of Expenses, etc. Each Borrower jointly and
                        -------------------
severally agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case and any other counsel retained by the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Administrative Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Administrative Agent and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Administrative Agent, the Collateral Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Collateral Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Transaction Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Credit Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), (b) any settlement entered into in connection with the foregoing to the extent such settlement has been consented to by Holdings or any of its Subsidiaries, or (c) the actual or alleged presence, generation or release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or operated at any time by Holdings or its Subsidiaries, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any such Real Property, or any Environmental Claim with respect to Holdings or its Subsidiaries or any such Real Property, in each case including, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation, Environmental Claim or any of such Credit Party's acts, omissions, business, operations or Real Property, or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the indemnified person). To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.01 may be unenforceable because it is violative of any law or public policy as determined by a final judgment of a court of competent jurisdiction, each Borrower jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each of the liabilities giving rise to claims under the indemnification provisions of this Section 12.01 which is permissible under applicable law.

                  12.02  Right of Setoff.  In addition to any rights now or
                         ---------------
hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of Holdings or its Subsidiaries against and on account of the Obligations and liabilities of Holdings or its Subsidiaries to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of Holdings or its Subsidiaries purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  12.03 Notices. Except as otherwise expressly provided herein,
                        -------
all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, facsimile transmitted, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

                  12.04 Benefit of Agreement. (a) This Agreement shall be
                        --------------------
binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, that neither Holdings
                                              --------
nor either Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under its Notes to another commercial bank, financial institution, mutual fund or any institutional "accredited investor" (as defined in Regulation D of the Securities Act); provided, that in the case of any such participation, the participant shall not
--------
have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to receive the additional amounts under Sections 1.10, 1.11, 2.05 and 4.04 of this Agreement to, and only to, the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold; and provided further, that no Bank shall transfer,
                               -------- -------
grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Maturity Date) in which such participant is participating (it being understood that any waiver of an installment on, or the application of any prepayment or reduction or the method of application of any prepayment or reduction to the amortization of the Loans shall not constitute an extension of the final scheduled maturity date), or reduce the rate or extend the time of payment of interest thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates) or Fees, or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment and that an increase in any Commitment shall be permitted without the consent of any participant if such participant's participation is not increased as a result thereof) or (ii) release all or substantially all of the Collateral or release any Guarantor from any Guaranty (in each case except as expressly provided in the Credit Documents).

                  (b) Notwithstanding the foregoing, (x) any Bank may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to a Bank Affiliate thereof and (y) with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), any Bank may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to one or more commercial banks or other financial institutions (including one or more Banks), mutual funds or institutional "accredited investors" (as defined in Regulation D of the Securities Act), which assignments shall not be required to be pro rata among the Facilities except as
                                        --- ----
provided below; provided, that any assignment of any part of a Bank's Revolving
                --------
Loans shall include a ratable part of such Bank's Revolving Loan Commitment and
(ii) any assignment of B Term Loans or B Term Loan Commitment shall be required to consist of a pro rata assignment of such Bank's B Term Loans and B Term Loan
                --- ----
Commitment. No assignment pursuant to clause (y) of the immediately preceding sentence shall be in an aggregate amount less than the minimum of $5,000,000. If any Bank so sells or assigns all or a part of its rights hereunder or under any of its Notes, any reference in this Agreement or such Note to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank, except that the assignee shall be entitled to receive the additional amounts under Section 4.04 of this Agreement to, and only to, the extent that the assigning Bank would be entitled to such benefits if the assignment had not been entered into or made. Each assignment pursuant to Section 12.04(b)(y) shall be effected by the assigning Bank and the assignee Bank executing a Bank Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed). At the time of any such assignment pursuant to Section 12.04(b)(y), (i) Annex I shall be deemed to be amended to reflect the Commitments of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Bank) and of the other Banks, (ii) if any such assignment occurs after the Initial Borrowing Date, the Borrowers will issue new Notes to the respective assignee and to the assigning Bank (upon delivery of the existing Notes of such assigning Bank) in conformity with the requirements of Section 1.05 and (iii) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a nonrefundable assignment fee of $3,000.

                  (c) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.04, any Bank may (without notice to any Borrower, the Administrative Agent or any other Bank and without payment of any fee) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any "Operating Circular" issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

                  (d) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require any Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

                  12.05 No Waiver; Remedies Cumulative. No failure or delay on
                        ------------------------------
the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

                  12.06 Payments Pro Rata. (a) The Administrative Agent agrees
                        -----------------
that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share
                                                                --- ----
of such payment) pro rata based upon their respective shares, if any, of the
                 --- ----
Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if
                                                               --------
all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  12.07 Calculations; Computations. (a) The financial statements
                        --------------------------
to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Banks); provided, that except as otherwise specifically
                           --------
provided herein, all computations determining compliance with Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Banks pursuant to Section 6.10.

                  (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

                  12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (A)
                        ------------------------------------------------
THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, HOLDINGS AND EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. HOLDINGS AND EACH BORROWER HEREBY

IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER HOLDINGS OR EITHER BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER HOLDINGS OR EITHER SUCH BORROWER. HOLDINGS AND EACH BORROWER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO HOLDINGS OR SUCH BORROWER, AS THE CASE MAY BE, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 12.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. HOLDINGS AND EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS OR EITHER BORROWER IN ANY OTHER JURISDICTION.

                  (C) HOLDINGS AND EACH BORROWER HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  12.09 Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with each Borrower and the Administrative Agent.

                  12.10  Effectiveness. This Agreement shall become effective on
                         -------------
the date (the "Effective Date") on which Holdings, each Borrower, the Administrative Agent and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give each Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

                  12.11 Headings Descriptive. The headings of the several
                        --------------------
sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  12.12 Amendment or Waiver. (a) Neither this Agreement nor any
                        -------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by each Borrower and the Required Banks; provided, that no
                                                           --------
such change, waiver, discharge or termination shall, without the consent of each Bank affected thereby, (i) extend a Maturity Date (it being understood that the application of any prepayment of or the method of application of any prepayment to the amortization of, the Loans shall not constitute any such extension), or reduce the rate or extend the time of payment of interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees, or reduce the principal amount thereof, (ii) release a material portion of the Collateral, except as expressly provided in the Credit Documents,
(iii) amend, modify or waive any provision of this Section, Section 3.03(c) or
Section 4.02(A)(b), (iv) reduce the percentage specified in, or otherwise modify, the definition of, Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as an extension of Loans and Revolving Commitments are included on the Effective Date), (v) consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement or any other Credit Document except in accordance with the terms hereof or thereof, or (vi) permit the express contractual subordination of the principal or interest on the Loans; provided further, that no such change, waiver, discharge
                       -------- -------
or termination shall (x) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (y) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 as same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

                  (b) Notwithstanding anything to the contrary contained above in this Section 12.12, the Collateral Agent may enter into amendments to the Security Documents for the purpose of adding Subsidiaries of either Borrower as parties thereto, or adding Subsidiaries of either Borrower to the Subsidiary Guaranty, and Mortgages, guarantees, and other security documentation may be entered into to satisfy the requirement of Section 7.13, in each case without the consent of the Required Banks.

                  12.13 Survival. All indemnities set forth herein including,
                        --------
without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans and the satisfaction of all other Obligations.

                  12.14 Domicile of Loans. Each Bank may transfer and carry its
                        -----------------
Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrowers shall not be responsible for costs
           --------
arising under Section 1.10, 1.11 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

                  12.15 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO
                        --------------------
THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  12.16 Credit Agreement. Holdings and the Borrowers hereby
                        ----------------
acknowledge and agree with the Banks that this Agreement constitutes the "Credit Agreement" under, and as defined in, the Senior Subordinated Notes.

                  SECTION 13.  Guaranty.
                               --------

                  13.01 The Guaranty. In order to induce the Banks to enter into
                        ------------
this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the proceeds of the Loans, each Guarantor hereby agrees with the Banks as follows: each Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees as primary obligor and not merely as surety the full and prompt payment and performance when due, upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of either Borrower (except, in the case of each Guarantor which is a Borrower, indebtedness incurred directly by such Borrower) to the Guaranteed Creditors; provided, that the maximum amount payable by any Borrower
                      --------
as a Guarantor under this Section 13 shall at no time exceed the Maximum Amount of such Borrower. As used herein, "Maximum Amount" of any Borrower means an amount equal to 90% of the amount by which (i) the present fair saleable value of such Borrower's assets exceeds (ii) the total liabilities of such Borrower (including Obligations directly incurred by such Borrower and the maximum amount reasonably expected to come due in respect of contingent liabilities, other than contingent liabilities of such Borrower under this Section 13) in each case determined on the Initial Borrowing Date or on the day any demand is made on such Borrower under this Guaranty, whichever date results in the higher Maximum Amount. If any or all of the Guaranteed Obligations of either Borrower to the Guaranteed Creditors becomes due and payable, each Guarantor, jointly and severally, unconditionally promises to pay such Guaranteed Obligations to the Guaranteed Creditors or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This is a guaranty of payment and not of collection.

                  13.02 Bankruptcy. Additionally, each Guarantor unconditionally
                        ----------
and irrevocably, jointly and severally, guarantees the payment of any and all of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors whether or not due or payable by a Borrower upon the occurrence of any of the events specified in Section 9.05, and unconditionally, jointly and severally, and irrevocably promises to pay such Guaranteed Obligations to the Guaranteed Creditors or order, on demand, in lawful money of the United States; provided,
                                                                     --------
however, that the maximum amount payable by any Borrower as a Guarantor pursuant
-------
to this Guaranty shall at no time exceed the Maximum Amount of such Borrower.

                  13.03 Nature of Liability. (a) The liability of each Guarantor
                        -------------------
hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrowers whether executed by such Guarantor or by any other party, and the liability of such Guarantor hereunder is not affected or impaired by (i) any direction as to application of payment by a Borrower or by any other party, or (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of a Borrower, or (iii) any payment on or in reduction of any such other guaranty or undertaking, or (iv) any dissolution, termination or increase, decrease or change in personnel of a Borrower, or (v) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to a Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and such Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  (b) If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Borrowers, and each Guarantor shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  13.04 Independent Obligation. The obligations of each
                        ----------------------
Guarantor hereunder are independent of the obligations of any other guarantor, any other party or the Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not action is brought against any other guarantor, any other party or a Borrower and whether or not any other guarantor, any other party or either Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by a Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to any Guarantor.

                  13.05 Authorization. Each Guarantor authorizes the Guaranteed
                        -------------
Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                        (a) change the manner, place or terms of payment of,
                  and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                        (b) take and hold security for the payment of the
                  Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                        (c) exercise or refrain from exercising any rights against either Borrower or others or otherwise act or refrain from acting;

                        (d) release or substitute any one or more endorsers, guarantors, either Borrower or other obligors;

                        (e) settle or compromise any of the Guaranteed
                  Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of either Borrower to its respective creditors other than the Guaranteed Creditors;

                        (f) apply any sums by whomsoever paid or howsoever
                  realized to any liability or liabilities of either Borrower to the Guaranteed Creditors regardless of what liability or liabilities of any Guarantor or either Borrower remain unpaid;

                        (g) consent to or waive any breach of, or any act,
                  omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

                        (h) take any other action which would, under otherwise
                  applicable principles of common law, give rise to a legal or equitable discharge of any Guarantor from its liabilities under this Guaranty.

                  13.06 Reliance. It is not necessary for the Guaranteed
                        --------
Creditors to inquire into the capacity or powers of Holdings or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  13.07 Subordination. Any indebtedness of the Borrowers now or
                        -------------
hereafter held by a Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors; and such indebtedness of the Borrowers to a Guarantor, if the Administrative Agent, after an Event of Default has occurred, so requests shall be collected, enforced and received by such Guarantor as trustee for the Guaranteed Creditors and be paid over to the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this guaranty. Prior to the transfer by a Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrowers to a Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

                  13.08 Waiver. Each Guarantor waives any right (except as shall
                        ------
be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (a) proceed against either Borrower, any other guarantor or any other party; (b) proceed against or exhaust any security held from the Borrowers; or (c) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of either Borrower, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including without limitation, any defense based on or arising out of the disability of such Borrower, any other guarantor or any other party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of such Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against either Borrower, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against either Borrower or any security. Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

                                *      *      *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Address:
-------
512 Taylor Street                              OUTDOOR COMMUNICATIONS, INC.
Corinth, Mississippi 38834
Attention:  John C. Stanley IV
Tel.:    (601) 268-5523                        By
Fax:     (601) 287-7688                          ----------------------------
                                                 Title:

3639 Cass Road                                 OCI (N) CORP.
Traverse City, Michigan 49684
Attention:  Richard W. Ebersole
Tel:     (616) 941-0000                        By
Fax:     (616) 941-9113                          ----------------------------
                                                 Title:

512 Taylor Street                              OCI (S) CORP.
Corinth, Mississippi 38834
Attention:  John C. Stanley IV
Tel:     (601) 268-5523                        By
Fax:     (601) 287-7688                          ----------------------------
                                                 Title:

                                               THE CHASE MANHATTAN BANK,
                                                Individually, as Administrative
                                                Agent and as Collateral Agent



                                               By
                                                 ----------------------------
                                                 Title:

                                                                         ANNEX I
                                                                         -------

                                 LIST OF BANKS
                                 -------------


                                    B Term Loan                   Revolving Loan
Bank                                Commitment                    Commitment
--------------------------------------------------------------------------------
The Chase Manhattan Bank


                                    --------------            -----------------
     Total:                         $      -0-                  $110,000,000.00




                                                                        ANNEX II
                                                                        --------




                                BANK ADDRESSES
                                --------------

Bank                                     Address
----                                     -------
The Chase Manhattan Bank                 270 Park Avenue
                                         New York, New York  10017
                                         Attention:  James Kuster
                                         Telephone:  (212) 270-8945
                                         Facsimile: (212) 270-


                                                                       ANNEX III
                                                                       ---------







                          EXISTING LETTERS OF CREDIT
                          --------------------------


              [Information to be provided by Holdings and Chase]

                                                                        ANNEX IV
                                                                        --------


                                  PROJECTIONS
                                  -----------


                   [Information to be provided by Holdings]

                                                                         ANNEX V
                                                                         -------


                                 REAL PROPERTY
                                 -------------


                   [Information to be provided by Holdings]

                                                                        ANNEX VI
                                                                        --------


                                   INSURANCE
                                   ---------


                   [Information to be provided by Holdings]

                                                                        ANNEX VI
                                                                        --------


                                   INSURANCE
                                   ---------


                   [Information to be provided by Holdings]